Exhibit 10.4

YISHUN AVENUE

EXECUTION VERSION

SUBLEASE AGREEMENT

BY AND BETWEEN

AGILENT TECHNOLOGIES SINGAPORE PTE LTD

(“LANDLORD”)

AND

AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD.

(“TENANT”)

SUBLEASE SUMMARY

Sublease Date:	December 1, 2005

Landlord:	Agilent Technologies Singapore Pte Ltd, a Singapore company

Tenant:	Avago Technologies Manufacturing (Singapore) Pte. Ltd., a Singapore company

Contact (Landlord):	Agilent Technologies Singapore Pte Ltd
No. 1 Yishun Avenue 7
Singapore 768923
Attn: Workplace Services Manager

Contact (Tenant):	Avago Technologies Manufacturing (Singapore)Pte. Ltd.,
No. 1 Yishun Avenue 7
Singapore 768923
Attn: Workplace Services Manager

Premises:	Those certain premises (deemed to contain 233,719 net lettable square feet or 21,713 net lettable square meters of floor area) located on the portions of the basement, 1st storey, 2nd storey and 3rd storey of Phase 1 and Phase 2 of the Building (as defined herein) located at No. 1 Yishun Avenue 7, Singapore 768923, as more particularly described on the site map appended hereto as Exhibit A-1 (the “Site Map”) and the building plan appended hereto as Exhibit A-2 (the “Building Plan”).

Project:	That certain real estate project consisting of the Building (as defined herein), the Common Area (as defined herein) and other ancillary improvements of which the Premises are a part, as more particularly described on the Building Plan.

Sublease Term:	The period of time commencing on the Commencement Date (as defined in the Sublease Agreement) and ending at midnight on the Expiration Date (as defined in the Sublease Agreement), unless sooner terminated or later extended as provided in the Sublease Agreement.

Monthly Base Rent:	The sum of S$204,504.12 per month calculated at the rate of S$0.875 per square foot per month payable by Tenant pursuant to Section 3.1 of the Sublease Agreement.

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Permitted Use:	The manufacture of semiconductor products and components and office use relating thereto (the “Business Use”), in any case in accordance with applicable Laws and Private Restrictions; and no other use.

Tenant’s Contribution:	The sum of S$105,173.55 per month calculated at the rate of S$0.45 per square foot per month.

Air-conditioning Charges:	Charges will be calculated at the rate of S$0.0008 per square foot per hour.

Address for Notices:	To Landlord
(Section 17.12)
Agilent Technologies Singapore Pte Ltd
No. 1 Yishun Avenue 7
Singapore 768923
Attn: Mr. Seah Teoh-Teh
Facsimile: +65 6822-8407

With a copy to

Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, CA 94306
United States of America
Attention: General Counsel
Facsimile: +1 650 752-5742

To Tenant

Avago Technologies Pte. Limited
No. 1 Yishun Avenue 7
Singapore 768923
Attention: Bian-Ee Tan

With copies to

Avago Technologies Pte. Limited
No. 1 Yishun Avenue 7
Singapore 768923
Attn: Workplace Services Manager

Kohlberg Kravis Roberts & Co.
9 West 57th St., Ste. 4200
New York, NY 10019
United States of America
Attention: William Cornog

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The provisions of the Sublease Agreement identified above in parentheses are those provisions making reference to the above-described Sublease Agreement terms. Each reference in the Sublease Agreement shall incorporate the applicable Sublease Agreement terms. In the event of any conflict between this Sublease Summary and the Sublease Agreement, the Sublease Agreement shall control.

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease Agreement” or “Agreement”), dated this 1st day of December, 2005, is made by and between AGILENT TECHNOLOGIES SINGAPORE PTE LTD, a company organized under the laws of Singapore and having its registered address at No. 1 Yishun Avenue 7, Singapore 768923 (“Landlord”), and AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD., a company organized under the laws of Singapore and having its registered address at 8 Cross Street, #11-00 PWC Building, Singapore 048424 (“Tenant”) (each of Landlord and Tenant being a “Party” and collectively, the “Parties”).

RECITALS

A. Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Avago Technologies Pte. Limited. (formerly known as Argos Acquisition Pte. Ltd.), a Singapore private limited company (“Avago”), have entered into that certain Asset Purchase Agreement dated as of August 14, 2005 (as such may be amended from time to time, the “APA”), pursuant to which Agilent has agreed to sell to Avago its semiconductor products business and related operations, subject to the terms and conditions set forth in the APA and the local asset transfer agreement to be entered into between, among others, the Parties in connection therewith (the “LATA”) (collectively, the transactions contemplated thereby, the “Business Sale”).

B. In connection with the Business Sale and pursuant to the APA, Landlord has agreed to grant to Tenant a tenancy in the Premises pursuant to the terms and conditions set forth herein.

AGREEMENT

SECTION 1

DEFINITIONS

Any term that is given a special meaning by this Section or by any other provision of this Sublease Agreement (including the exhibits attached hereto) shall have such meaning when used in this Sublease Agreement or any addendum or amendment hereto.

1.1 “Additional Rent” is defined in Section 3.2.

1.2 “Agreed Interest Rate” means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) two percent (2%) plus the base lending rate of DBS Bank Ltd as published closest prior to the date when due, or (ii) the maximum interest rate permitted by law.

1.3 “Building” means the entire building comprised of two components commonly referred to as Phase I and Phase II and located at No. 1 Yishun Avenue 7, Singapore, as more particularly described on the Site Map.

1.4 “Building Parking Areas” shall mean those portions of the Common Areas consisting of all surface and basement parking stalls located on the Project.

1.5 “Building Plan” has the meaning set forth in the Sublease Summary.

1.6 “Commencement Date” means December 1, 2005.

1.7 “Common Area” means all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or Landlord or any other tenant or other occupant of the Project, including without limitation, all entrances, hallways, bathrooms, stairways, elevators, breakrooms and lobbies within the Buildings, as well as the Building Parking Areas, loading docks, access and perimeter roads, pedestrian sidewalks, trash enclosures, and the cafeteria, as more particularly described on the Site Map.

1.8 “Consents” has the meaning set forth in Section 11.1.4.

1.9 “Environmental Condition” means the Release of any Hazardous Substance caused or permitted by Tenant or Tenant’s Agents in, over, on, under, through, from, or about the Premises or Project. A Release shall not, however, have been “permitted” by Tenant or Tenant’s Agents solely because Tenant or Tenant’s Agents are aware that Preexisting Hazardous Substances exist or are migrating passively in, over, on, under, through, from, or about the Premises or Project.

1.10 “Environmental Laws” means all Laws relating to, or imposing standards regarding, the protection of clean-up of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), any Hazardous Substances Activity, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the exposure of any individual to Hazardous Substances, including without limitation protection of the health and safety of employees.

1.11 “Event of Default” has the meaning set forth in Section 14.1.

1.12 “Expiration Date” means November 30, 2008, subject to automatic extension to November 30, 2010 without any further action on the part of Landlord or Tenant hereunder (other than Landlord’s obligation hereunder to obtain any required HDB consent in connection therewith), or the date upon which this Sublease Agreement is sooner terminated or later extended pursuant to its terms.

1.13 “Hazardous Substances” means any substance or material listed, defined, or regulated by any Environmental Law, including without limitation: (i) any chemical, substance, material, medical waste or other waste, living organism, or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects; (ii) petroleum hydrocarbons, including crude oil or any fraction thereof, radon, polychlorinated biphenyls (PCBs), methane; and (iii) anything which now or in the future may be defined, listed, or regulated as “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “hazardous materials,” “toxic substances,” or “pollutants” by any Environmental Law.

1.14 “Hazardous Substances Activity” means the transportation, transfer, recycling, storage, use, disposal, arranging for disposal, treatment, manufacture, removal, remediation,

release, exposure of others to, sale, or distribution of Hazardous Substances or any product or waste containing Hazardous Substances, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements.

1.15 “HDB” means the Housing and Development Board, the landlord under the Head Lease.

1.16 “Head Lease” means, collectively, the following leases:

(i)	Lease No.I/33183P issued by HDB to Compaq Asia Pte Ltd in respect of the land and structure(s) comprised in Lot 1935X of Mukim 19, which Lease was transferred to Landlord as Transferee/Lessee vide Transfer I/36944P registered on 6 December 2000, and includes the Variation of Lease I/49501Q registered 15 January 2002.

(ii)	Lease No.I/31607P issued by HDB to Compaq Asia Pte Ltd in respect of the land and structure(s) comprised in Lot 1937C of Mukim 19, which Lease was transferred to Landlord as Transferee/Lessee vide Transfer I/36944P registered on 6 December 2000, and includes the Variation of Lease I/49499Q registered 16 January 2002.

(iii)	Lease No.I/33182P issued by HDB to Compaq Asia Pte Ltd in respect of the land and structure(s) comprised in Lot 2134N of Mukim 19, which Lease was transferred to Landlord as Transferee/Lessee vide Transfer I/36944P registered on 6 December 2000, and includes the Variation of Lease I/49500Q registered 15 January 2002.

(iv)	Lease No.I/33160P issued by HDB to Compaq Asia Pte Ltd in respect of the land and structure(s) comprised in Lot 1975P of Mukim 19, which Lease was transferred to Landlord as Transferee/Lessee vide Transfer I/36944P registered on 6 December 2000, and includes the Variation of Lease I/49502Q registered 16 January 2002.

1.17 “HVAC” has the meaning set forth in Section 4.1.

1.18 “Improvements” means all improvements, additions, alterations and fixtures installed in the Premises after the Commencement Date by Tenant or at Tenant’s request and expense that are not Trade Fixtures, and shall include without limitation works relating to internal partitions, floors and ceilings within the Premises, electrical wiring, conduits, light fittings and fixtures, electrical wiring, conduits, light fittings and fixtures, fire protection devices, all plumbing and gas installations, pipes, apparatus, fittings and fixtures; and all mechanical and electrical engineering works.

1.19 “Landlord” has the meaning set forth in the introductory paragraph.

1.20 “Landlord’s Agents” means the agents, employees and assigns (and their respective agents and employees) of Landlord.

1.21 “Landlord Services” is defined in Section 8.1.

1.22 “Law” means any present or future judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, Permit, standard, directive, notice, guideline, or other requirement of any local, state, federal, or other government agency or authority, including the HDB (including quasi-official entities such as a board of fire examiners, public utility or special district) having jurisdiction over the Parties to this Sublease Agreement or the Project or any Permitted Use, including, as may be applicable, the HDB, Pollution Control Department (National Environment Agency) and Urban Redevelopment Authority.

1.23 “Monthly Base Rent” has the meaning set forth in the Sublease Summary.

1.24 “Option Term” and “Option Terms” have the meanings set forth in Section 2.2.

1.25 “Permitted Use” has the meaning set forth in the Sublease Summary.

1.26 “Preexisting Hazardous Substances” means Hazardous Substances, if any, existing in, on, under or about the Premises, Building or Project on or before the Commencement Date in violation of applicable Environmental Laws.

1.27 “Premises” has the meaning set forth in the Sublease Summary.

1.28 “Private Restrictions” means all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements and any other recorded instruments (herein “encumbrances”) affecting the use of the Premises as of the date hereof, including without limitation the terms and conditions of the Head Lease and any other conditions imposed by HDB in relation to the Premises or the Building, and all encumbrances so recorded after the date hereof which do not materially interfere with Tenant’s then existing use of the Premises or, alternatively, which are approved by Tenant, which approval shall not be unreasonably withheld or delayed; provided, however, that in no event shall any Private Restriction prevent, limit or restrict Tenant from utilizing the Premises for the Business Use.

1.29 “Project” has the meaning set forth in the Sublease Summary.

1.30 “Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing in, over, on, under, through, or about the air, land, surface water, ground water, or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Substances), unless and to the extent permitted or authorized by a governmental agency.

1.31 “Rent” is defined in Section 3.3.

1.32 “Rules and Regulations” is defined in Section 4.3.

1.33 “Security Deposit Amount” is the amount equivalent to three (3) months of the Monthly Base Rent and Tenant’s Contribution to be dealt with pursuant to Section 3.5, which amount shall be paid in bank guaranty or letter of credit reasonably satisfactory to Landlord.

1.34 “Service Failure” is defined in Section 7.3.

1.35 “Singapore Dollar” means the legal currency of Singapore and indicated herein as “S$” before a dollar amount.

1.36 “Site Map” has the meaning set forth in the Sublease Summary.

1.37 “Sublease Agreement” or “Agreement” means this printed agreement, and all exhibits attached hereto, as the same may be amended in accordance with this Sublease Agreement from time to time; all of which are attached hereto and incorporated herein by this reference.

1.38 “Sublease Term” shall be for a period of time commencing on the Commencement Date and ending at midnight on the Expiration Date (which shall be inclusive of the automatic extension period from December 1, 2008 through November 30, 2010 as well as any Option Terms), unless sooner terminated as provided herein.

1.39 “Tenant” has the meaning set forth in the introductory paragraph.

1.40 “Tenant’s Agents” means the agents, employees and assigns (and their respective agents and employees) of Tenant.

1.41 “Tenant’s Contribution” has the meaning set forth in the Sublease Summary.

1.42 “Tenant’s Minimum Liability Insurance Coverage” means a minimum limit of Ten Million Dollars (S$10,000,000.00) per occurrence.

1.43 “Trade Fixtures” means (i) Tenant’s inventory, furniture, and business equipment, and (ii) anything affixed to the Premises for purposes of trade, manufacture, ornament or domestic use which is owned by Tenant as of the Commencement Date or thereafter acquired by Tenant at its own expense (or by another party on its behalf) and which can be removed without material injury to the Premises. Such affixed items which are an integral part of the Premises shall not constitute Trade Fixtures. Notwithstanding the foregoing, all of Tenant’s signs shall be deemed Trade Fixtures, in each case regardless of how affixed to the Premises or Common Area.

1.44 “Transfer” has the meaning set forth in Section 15.1.1.

1.45 “Transferee” has the meaning set forth in Section 15.2.

SECTION 2

LETTING

2.1 Letting. Subject to Section 17.21 hereof, Landlord hereby lets to Tenant, and Tenant rents from Landlord, for the Sublease Term upon the terms and conditions of this

Sublease Agreement, the Premises for Tenant’s own use in the conduct of Tenant’s business together with the non-exclusive right to use (which includes the permitted use by Tenant’s Agents, customers and invitees of) the Common Area, including, without limitation, subject to Section 4.6 hereof, the Building Parking Areas. Landlord shall not increase the area comprising the Premises without the prior written approval of HDB. Landlord reserves for its exclusive use all areas in the Project other than the Common Areas and the Premises, as well as the exterior walls, the roof and the area beneath and above the Premises, and Landlord reserves the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises; provided, however, that in its exercise of such rights, Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use of the Premises. By taking possession of the Premises, Tenant shall be conclusively deemed to have accepted the Premises in their then existing condition as of the Commencement Date, “AS-IS, WITH ALL FAULTS.” Tenant acknowledges and agrees that, except for the representations set forth in Section 17.18 hereof and in the APA, Landlord has made no representations or warranties to Tenant, express or implied, with respect to the Premises, whatsoever, including, without limitation, any representation or warranty as to the suitability of the Premises for Tenant’s intended use.

2.2 Option to Extend Sublease Term. Tenant shall have the option to extend the Sublease Term for two consecutive additional terms of five (5) years each (each, an “Option Term” and, collectively, the “Option Terms”) at the then prevailing market rent and on such terms and conditions as may be imposed by HDB in granting its approval for such extension, by submitting to Landlord a written request for such extension not less than six (6) months before the expiry of the then-Sublease Term, provided that there shall not at the time of such request exist any Event of Default hereunder. Tenant’s option to extend the Sublease Term under this Section 2.2 is subject to all necessary approvals having been obtained and remaining in force, including but not limited to such approvals as may be required under HDB’s Terms of Approval for Subletting. If HDB approves any extension of the Sublease Term for a period shorter than five (5) years, then such extension of the Sublease Term shall be reduced to such shorter term as may be approved by HDB from time to time. Landlord shall take all steps including applying for all necessary approvals, to enable the Sublease Term to be extended in accordance with this Section 2.2 (and, for the avoidance of doubt, as contemplated in Section 1.12 hereof). Landlord shall bear all costs and expenses incurred by Landlord in connection with any extension of the Sublease Term, including without limitation legal costs and the costs of obtaining any necessary approvals. For the avoidance of any doubt, the Parties hereby confirm that it is their intention that if the Sublease Term or any Option Term as approved by HDB is less than five (5) years or if HDB’s approval for any extension of the Sublease Term or Option Term is for a period less than five (5) years, Tenant shall have the option to extend the Sublease Term and subsequent terms such that the aggregate period comprising (x) the Sublease Term; (y) Option Terms; and/or (z) extended term(s) of the sublease of the Premises granted to Tenant with effect from the Commencement Date shall not be less than fifteen (15) years. Landlord shall use good faith, best endeavors to secure such approvals (including from the HDB) as necessary to ensure that the intention of the Parties may be realized; provided, however, that the foregoing covenant shall not require Landlord to pay any amounts in connection with obtaining such approvals, other than filing or similar fees which have been allocated among the Parties pursuant to this Agreement. Notwithstanding anything to the contrary hereinabove, and in addition to the renewal options set forth herein, Landlord and Tenant agree that in accordance with market practice, in connection with any discussions regarding renewal or extension of the Sublease Term, Landlord and Tenant shall negotiate in good faith regarding the reduction of floor area of which the Premises shall be comprised in any such extended term.

The expression “prevailing market rent” for the purpose of this Section 2.2 means the market rent (inclusive of Tenant’s Contribution) determined as being at the time of such determination, the prevailing market rent for the Premises. The Parties shall endeavour to agree on the prevailing market rent. If the Parties have not reached an agreement on the prevailing market rent by two (2) months before the expiry of the initial Sublease Term or any Option Term, as applicable, Landlord and Tenant shall within two (2) weeks thereof each appoint a reputable licensed valuer (and in the absence of appointment by either Party within the said two (2) week period, the Party who has appointed its licensed valuer may appoint the second licensed valuer) to determine the prevailing market rent and the average of the two (2) valuations shall be accepted by the Parties as the prevailing market rent for the Premises. Each Party shall bear the costs and expenses of and in connection with the appointment of its own licensed valuer but if two (2) licensed valuers are appointed by one (1) Party pursuant to the above provisions, then the costs and expenses of and in connection with the appointment of the two (2) licensed valuers shall be borne by Landlord and Tenant in equal shares. The licensed valuers shall act as experts and not as arbitrators and their determination shall be conclusive and binding on the Parties.

2.3 Compliance with the Head Lease and Laws. This Sublease Agreement, including the Sublease Term and Tenant’s option to extend under Section 2.2, is subject always to the terms of the Head Lease executed between HDB and Landlord and any applicable Laws. If HDB approves this Sublease Agreement for a period shorter than the Sublease Term, then the Sublease Term shall be reduced to such shorter term as approved by HDB from time to time without prejudice to Tenant’s rights to obtain the benefit of this Agreement for the entire Sublease and Option Terms as provided in Section 2.2 above. Landlord shall bear all costs and expenses incurred by Landlord in connection with such approvals, licenses or permits, including the subletting fee payable to HDB. Without prejudice to the generality of the foregoing, Tenant shall: (a) observe and perform all the terms and covenants set out in the Head Lease executed between HDB and Landlord and on the part of Landlord to be observed and performed, insofar as the same are applicable to the Premises (except for the obligation to pay rent and service charge); (b) comply with all terms and conditions imposed by HDB on granting its approval to this Sublease Agreement in so far as they relate to the Premises (including HDB’s Terms of Approval of Subletting); and (c) comply with any additional obligations with which Landlord may be liable to comply with by any direction or requirement of HDB in so far as they relate to the Premises. In the event of any conflict or inconsistency between the terms of this Sublease Agreement and the terms of the Head Lease executed between HDB and Landlord, the latter shall prevail. Landlord warrants and represents that a true and complete copy of each of the Head Lease executed between HDB and Landlord, HDB’s Terms of Approval for Subletting and (if any) the additional obligations to be complied with by Landlord, are attached hereto as Exhibit D.

2.4 Termination of Head Lease.

(a) The Parties acknowledge that, under HDB’s Terms of Approval of Subletting, HDB may revoke its subletting approval for this Sublease Agreement upon giving

Landlord three (3) months’ written notice without being liable for any inconvenience, loss damages, compensation, costs or expenses whatsoever.

(b) If (a) HDB gives Landlord notice to revoke its subletting approval for this Sublease Agreement pursuant to the aforesaid, or (b) the Head Lease is terminated for whatever reason then on the expiry of such notice or on such termination (as the case may be), this Sublease Agreement will terminate immediately and Landlord will immediately notify Tenant of such termination. The termination will not affect the rights of either Party against the other Party for any previous default of that other Party of the provisions of this Sublease Agreement. Landlord will not be liable for any inconvenience, loss, damage, cost expense or compensation in connection with the termination of this Sublease Agreement pursuant to this Section 2.4, unless such termination arises as a result of either a default under the Head Lease by Landlord or any other willful act or omission of Landord.

SECTION 3

RENT

3.1 Monthly Base Rent. Commencing on the Commencement Date and continuing on the first day of each month throughout the Sublease Term, Tenant shall pay Landlord without offset, deduction or prior notice except as otherwise provided hereunder, the Monthly Base Rent, as base rent for the Premises. Landlord shall at all times inform HDB of any changes in the Monthly Base Rent charged. In the event of any changes, HDB reserves the right to revise the applicable subletting fee, which is subject to applicable goods and services tax.

3.2 Additional Rent. Commencing on the Commencement Date and continuing throughout the Sublease Term, subject to Section 8 of this Agreement, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) Tenant’s Contribution; (ii) the Air-conditioning Charges (Landlord reserves the right to adjust such Air-conditioning Charges (and shall reduce same if applicable) from time to time during the Sublease Term in accordance with prevailing market rates); and (iii) any other charges due Landlord pursuant to this Sublease Agreement.

3.3 Payment of Rent. All Monthly Base Rent, Tenant’s Contribution and Air-conditioning Charges (collectively, the “Rent”) shall be paid in advance on the first day of each calendar month during the Sublease Term. All amounts due hereunder shall be paid in the lawful currency of Singapore, without any abatement, deduction or offset whatsoever or without any prior demand therefor (except, in any case, as otherwise expressly provided herein). Rent shall be paid directly to Landlord at the primary Landlord notice address set forth on the Sublease Summary, or such other address as may be designated in writing by Landlord upon 30 days’ prior written notice to Tenant in accordance with Section 17.12. Tenant’s obligation to pay Monthly Base Rent and Tenant’s Contribution shall be prorated for any partial month based on a thirty (30) day month. As used herein, the word “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that calendar month.

3.4 Late Charge and Interest on Rent in Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Base Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Sublease

Agreement, the exact amount of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such Monthly Base Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the delinquent amount became due, Tenant shall immediately pay to Landlord a late charge equal to S$4,000; provided, however, that the aforementioned late charge will not apply to the first late payment, if any, during the period commencing on the Commencement Date and ending on the first anniversary thereof. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Sublease Agreement in a timely fashion, including the right to terminate this Sublease Agreement. If any amount due hereunder is not paid on or before the fifth (5th) day following the due date, then, without prejudice to any of Landlord’s other rights and remedies and in addition to such late charge, Tenant shall pay to Landlord interest on the delinquent amount at the Agreed Interest Rate from the date such amount became due until paid.

3.5 Security Deposit.

3.5.1 Tenant shall, as soon as commercially practicable hereafter but in no event later than December 31, 2005, pay to and maintain with Landlord the Security Deposit Amount:

(a) as security for compliance by Tenant of all the provisions in this Sublease Agreement; and

(b) to secure or indemnify Landlord against:

(i)	any loss or damage from any default by Tenant under the Sublease Agreement; and
(ii)	any other claim by Landlord at any time against Tenant in relation to any matter arising out of or in connection with the Premises.

3.5.2 Without prejudice to any of Landlord’s rights or remedies, if any default by Tenant under this Sublease Agreement occurs, Landlord is entitled (but not obliged) to apply the whole or part of the Security Deposit Amount in or towards making good any loss or damage sustained by Landlord as a result of that default and any expense incurred by Landlord in making good the loss or damage, in any manner as may be prescribed by Landlord.

3.5.3 Tenant must pay to Landlord within seven (7) days of the demand being made (a) an amount equal to the amount applied by Landlord under Section 3.5.2 above, as replacement of the part or whole of the Security Deposit Amount applied, (b) any shortfall in the Security Deposit Amount in the event of a change in the Monthly Base Rent and/or Tenant’s Contribution.

3.5.4 Landlord must repay to Tenant, the Security Deposit Amount, without interest and after proper deductions by Landlord, within one (1) month after the end of the

Sublease Term if Tenant has then paid all sums owing and performed all other obligations under this Sublease Agreement to the satisfaction of Landlord.

3.5.5 Tenant must not set-off any part of the Security Deposit Amount against any Rent or other sums owing to Landlord.

3.5.6 The rights of Landlord under this Section 3.5 are in addition to and will not affect the other rights of Landlord under this Sublease Agreement.

SECTION 4

USE OF PREMISES

4.1 Limitation on Type. Tenant shall use the Premises solely for the Permitted Use and for no other purpose. Tenant shall not do or permit anything to be done or omit to do anything in or about the Premises that will (i) cause structural injury to the Premises or Project, (ii) cause damage to any part of the Premises or Project, or (iii) violate, or cause Landlord to be in violation of, any Laws or Private Restrictions. Tenant shall not operate any equipment within the Premises that will (iv) injure, vibrate or shake the Premises or Project, (v) interfere with, imposes additional load on or overload existing electrical systems or other mechanical equipment servicing the Premises or Project, (vi) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Premises or Project, or (vii) damage, overload, or corrode the plumbing or sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Premises or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Tenant’s use of the Premises shall not (viii) create a fire or health hazard, (ix) damage the Premises, or (x) violate any Environmental Laws. Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any objectionable noises, odors, dust or nuisances.

4.2 Compliance with Laws and Private Restrictions. Tenant’s lease of the Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, and (iii) to the extent same do not increase Tenant’s obligations or reduce its rights under this Agreement or otherwise conflict with this Agreement, the Rules and Regulations from time to time promulgated by Landlord pursuant to Section 4.3, governing the use of the Premises. Tenant shall not use or permit any person to use the Premises in any manner which violates any Laws or Private Restrictions. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Without prejudice to the above, Tenant shall: (i) comply with all requirements under any present or future Act of Parliament, order, by-law or regulation as to the use or occupation of the Premises; (ii) execute with all due diligence all works to the Premises for which Tenant is liable in accordance with this Section 4 and of which Landlord has given written notice to Tenant, and if Tenant shall fail to do so after adequate notice and opportunity to undertake same, Tenant shall permit Landlord to enter the Premises to carry out such works and to pay to Landlord on demand the expense of so doing (including surveyors’ and other professional advisers’ fees) together with interest at the Agreed Interest Rate from the date of expenditure until payment by Tenant to Landlord (such monies to be recoverable as if they were rent in arrears); and (iii) not allow the Premises to enter, remain or be used as a place in which any person is employed in contravention of Section 57(1)(e) of the Immigration Act (Cap. 133), Section 5 of the Employment of Foreign Workers Act (Cap. 91A) and any other similar Law in force at the moment.

4.3 Rules and Regulations. Tenant shall observe and comply with the Rules and Regulations attached to this Sublease Agreement as Exhibit B attached hereto and made a part hereof (the “Rules and Regulations”). Subject to the limitation in Section 4.2 above, Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such Rules and Regulations in respect of the Building as in the judgment of Landlord may from time to time be required for the management, safety, care or cleanliness of the Building or for the preservation of good order therein or for the convenience of tenants or for the use of the common areas of the Building, including without limitation, the hours of access and fees, if any, payable by the users therefor, for the use of the facilities (if any) in the Building provided by Landlord and all such Rules and Regulations shall bind Tenant upon delivery of a copy thereof to Tenant upon and from the date on which notice in writing thereof is given to Tenant by Landlord; provided, however, that Landlord shall not be liable to Tenant in any way for violation of the Rules and Regulations by any person including other tenants of the Building or the employees, independent contractors, agents, visitors, invitees or licensees of any such persons. If there shall be any inconsistency between the provisions of this Sublease Agreement and the provisions of such Rules and Regulations then the provisions of this Sublease Agreement shall prevail. Landlord shall not be responsible for, or subject to any liability as a result of, the violation by Tenant or any other person of any such Rules and Regulations. Landlord shall use best endeavors to uniformly enforce the Rules and Regulations.

4.4 Insurance Requirements. Tenant shall not use or permit any person to use the Premises in any manner whereby any policy of insurance on including or in any way relating to the Premises taken out by Landlord may become void or voidable or whereby the rate of premium thereon or on the remainder of the Building may be increased.

4.5 External Areas and Outer Doors. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except by the loading docks and related holding areas. Landlord shall so far as practicable keep the outer doors of the Building open so as to provide Tenant and Tenant’s employees, independent contractors, agents and permitted occupiers uninterrupted access subject always to the closure of the outer doors of the Building at such time as Landlord in its own discretion shall think fit. Landlord may in the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, prevent access to the Building during the continuance of the same and for so long and in such manner as Landlord deems necessary including the closure of all doors and entrances of the Building.

4.6 Parking and Loading Docks. Tenant is allocated and shall have the guaranteed right to use a number of parking stalls in the Building Parking Area determined based on a ratio of 1 stall per each 110 square meters of lettable space then-leased by Tenant hereunder for its use and the use of Tenant’s Agents, customers and invitees throughout the Sublease Term, Option Terms and any other extension term of this lease. At no time shall Landlord grant the right to use parking stalls to other tenants, subtenants, licensees or other persons in such number as shall impair Tenant’s right to use its allocated number of parking stalls hereunder. Tenant shall not at any time use more parking stalls than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project outside of the Building Parking Areas. Tenant shall not have the exclusive right to use any specific parking stall but Landlord shall provide Tenant access to all Building Parking Areas including the basement parking area. Landlord reserves the right, after having given Tenant reasonable written notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’ s use or in any portion of the Project outside of the Building Parking Areas, to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not unreasonably interfere with the businesses of Landlord or other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees, at no expense or inconvenience to Tenant or Tenant’s Agents, to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

4.7 Fire Prevention. Tenant shall co-operate with Landlord to establish a fire-safe environment for all users of the Building. For this purpose, Tenant shall: (i) participate in all fire drills; (ii) attend fire safety awareness talks; (iii) practice the use of fire extinguishers; and (iv) participate in any other activities deemed necessary by Landlord or as directed by the authorities from time to time.

4.8 Weights and Stresses. Tenant shall obtain the prior written consent of Landlord before bringing upon the Premises any heavy machinery or other plant, equipment or goods with an imposed load in excess of 4 KN/m2 (or such other weight as may be prescribed by Landlord as being applicable to the Premises). Landlord may direct the routing, installation and location of all such machinery, plant, equipment and goods and Tenant shall comply with all such directions. Landlord shall in all cases retain and have the power to prescribe the weight and proper position of all iron or steel safes and other heavy machinery and equipment, articles or goods whatsoever in the Premises and any or all damage caused to the Building or any part thereof by Tenant or anyone on its behalf by taking in or moving out any safe, items of machinery and equipment, furniture, goods or other articles or during the time such are in the Building, shall be made good by Tenant. If Tenant shall not within seven (7) days of Landlord’s notice, proceed diligently to repair or make good the damage, Landlord may repair or make good the same and the expenses of Landlord together with interest at the Agreed Interest Rate from date of expenditure until payment by Tenant to Landlord shall be paid by Tenant on demand and such monies shall be recoverable as if they were rent in arrears. Notwithstanding anything to the contrary hereinabove, Landlord acknowledges and covenants that the location and load of any such machinery, plant, equipment and goods as of the date of this Agreement is in compliance with the aforesaid requirements.

4.9 Upkeep of the Premises. Tenant shall: (i) keep the Premises free of pests, rodents, vermin and insects; (ii) keep the windows of the Premises closed at all times and not to erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the reasonable opinion of Landlord, is incongruous or unsightly and will detract from the general appearance of the Building; (iii) ensure that the decor and design of the exterior of the Premises are in accordance with plans and specifications previously submitted to and approved by Landlord, and not to make any changes to such external parts without the prior written consent of Landlord; (iv) ensure that all doors of the Premises are safely and properly locked and secured when the Premises are not occupied; (v) not cover or obstruct or permit to be covered or obstructed in any manner or by any other article or thing (other than window blinds approved by Landlord), the windows, sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building; (vi) not employ in or about the Premises any cleaner other than a cleaning contractor approved by Landlord to carry out the cleaning work for the Premises and Tenant shall not have any claim against Landlord for any act, omission or negligence of such cleaner in or about the performance or purported performance of his duties; and (vii) ensure that all sweepings, rubbish, refuse, waste paper or other similar substances are properly disposed of in accordance with the guidelines, rules and regulations prescribed by Landlord from time to time and not to throw, place or allow to fall or cause or permit to be thrown or placed any sweepings, rubbish, refuse, waste paper or other similar substances in the lift shafts, water-closets or other conveniences in the Building and Tenant shall on demand pay to Landlord the costs of repairing any damage to such lift shafts, water-closets or other conveniences arising therefrom.

4.10 Nuisance and Other Restrictions. Tenant shall not: (i) use the Premises for any noxious, noisy or offensive trade or business nor for any illegal or immoral act or purpose; (ii) hold in or on the Demised Premises any public entertainment; (iii) permit any vocal or instrumental music in the Premises so that it can be heard outside the Premises; (iv) permit pets of any kind to be kept on the Premises; (v) do in or upon or permit to be done in or upon the Premises anything which may be or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to Landlord or its other tenants of the Building or to the owners, tenants and occupiers of adjoining and neighboring properties; (vi) allow any person to sleep in the Premises nor to use the Premises for residential purposes; (vii) permit or cause to be permitted other than in designated areas the placing or parking of bicycles, motor cycles or scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the common parts of the Building, the corridors, passageways, pavements and the car-parking areas, and Tenant shall keep all such internal and external parts of the Building clear and free of all obstruction at all times; provided that motorcycles shall continue to be permitted to be parked on the surface parking areas and in the basement parking area and bicycles may be parked on corners not obstructing any traffic; (viii) place or take into the passenger lifts any baggage, furniture, parcels, sacks, bags, heavy articles or other goods or other merchandise save only such light articles as brief-cases, attaché cases and handbags and to use only the service lift prescribed by Landlord for the transportation of furniture, goods and other heavy equipment; (ix) permit or allow food trays and tiffin carriers to be brought into or carried in any passenger lift and Tenant shall ensure that such items are conveyed in the service lift only; (x) permit or allow the contractors, workmen or cleaners (with or without equipment and tools) engaged by Tenant to use the passenger lifts of the Building and to ensure that they use only the service lift prescribed by Landlord; (xi) solicit business, display or distribute advertising material in the carparks or other common areas of the Building; (xii) ensure that Tenant and Tenant’s Agents shall use the utility areas, water closets and toilet facilities in the common parts of the Building in such a manner that (a) such utility areas, water closets and toilet facilities will not be left by Tenant and Tenant’s servants, agents independent contractors and permitted occupiers in an unhygienic condition nor left in an untidy or dirty state or condition, (b) the pipes, drains, basins and sinks in such utility areas, water closets and toilet facilities are clean and unblocked and (c) does not result in excessive and unreasonable water consumption in the utility areas, water closets and toilet facilities; (xiii) permit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time within the Building except within the loading dock of the Building and except at such other place or places and at such time or times as Landlord may specifically allow and Tenant shall prohibit its employees service suppliers and others over whom Tenant may have control from parking delivery vehicles during loading or unloading in any place other than the specifically approved loading dock and such other specifically approved places as aforesaid, and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the common parts of the Building; or (xiv) carry out or permit unauthorized smoking in the Premises and the lobbies, corridors, staircases, lifts, hoists, lavatories and other parts in common use in the Building, and Tenant shall in accordance with the Smoking (Prohibition in Certain Places) Act (Cap. 310) appoint a manager who may adopt any means to bring to Tenant’s Agents attention to such prohibition.

4.11 Use and Name of Building. Landlord shall have the right at all times to change the name or number by which the Building is known, subject to Tenant’s prior consent which consent may not be unreasonably withheld, unless the desired name is that of another company or entity whose business is substantially similar to the Business Use in which case such consent may be withheld in its sole discretion. So long as Tenant occupies at least 50% of the Premises, Landlord shall not lease, license, sublease or otherwise permit occupancy in the Building by any entity or person whose primary business is the Business Use, unless the parties otherwise agree. Tenant shall not use the name of the Building as part of its trade or business name, other than as its address and place of business. Tenant shall not use a name, trade mark or service mark which includes the name of the Building or any derivative name sounding similar thereto for any purpose whatsoever.

4.12 Signs. Tenant shall not place or display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster, sticker or advertisement other than (i) the name of Tenant sign written on the entrance doors of the Premises in a style and manner previously approved in writing by Landlord, (ii) the name of Tenant displayed in such indicator board in the Building as Landlord may designate from time to time, and (iii) exterior signage on the Building and at the Project as hereinafter provided and as may otherwise be agreed to between Landlord and Tenant. All such approved signs shall strictly conform to all Laws and Private Restrictions and shall be installed at the expense of Tenant. If any name, writing, notice, sign, placard, poster, sticker or advertisement shall be placed or displayed in breach of these provisions, Tenant hereby agrees to permit Landlord to enter the Premises and to remove such name, writing, notice, sign, placard, poster, sticker or advertisement and to pay to Landlord on demand the expense of so doing. If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Sublease Agreement, remove all signs installed by it and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair. Notwithstanding the foregoing, Tenant shall have the right to install three (3) external signs as follows: two to be located at the entrances to the Project as located on the Site Map and one on the façade of the Building, in each instance next to (and of comparable size and prominence) as the existing Agilent signs. Tenant shall maintain such signs at its own cost and expense.

4.13 Landlord’s Right to Deal with Adjoining Property. Landlord may deal as it may think fit with other property belonging to Landlord adjoining or nearby the Project and to erect or suffer to be erected on such property in compliance with Law any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by Tenant in respect of the Premises. Landlord shall have the right at all times without obtaining any consent from or making any arrangement with Tenant to alter, reconstruct or modify in any way whatsoever or change the use of the parts of the Building (including all fixtures, fittings, machinery and apparatus therein and thereto), which are defined to be common property under the Land Titles (Strata) Act or if the Building is not subdivided and registered under the Land Titles (Strata) Act, those parts of the Building which would reasonably be deemed to be common property if the Building had been subdivided and registered under that Act, so long as proper means of access to and egress from the Premises are afforded and essential services are maintained at all times. Nothing contained in this Sublease Agreement shall confer on Tenant any right to enforce any covenant or agreement relating to other parts of the Building demised by Landlord to others, or limit or affect the right of Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as Landlord may think fit. Landlord and its workmen and agents shall be entitled, at any time after delivery of the Premises to Tenant and prior to the issue of the Certificate of Statutory Completion, to make such alterations or additions to the Premises as may be required by the competent authorities for purpose of the issue of the Certificate of Statutory Completion and Tenant shall permit Landlord, its workmen and agents access into the Premises at all reasonable times for that purpose. In the event that the issue of the Certificate of Statutory Completion is rejected or otherwise withheld or delayed as a result of any deviation, alteration, addition or installation carried out or caused to be carried out by Tenant without the written consent of Landlord or as a result of any act, default or omission on the part of Tenant, Landlord may by notice in writing require Tenant to rectify the same within a period of seven (7) days and if Tenant does not comply with Landlord’s notice within the said period of seven (7) days, Landlord and its workmen and agents shall be entitled to enter into the Premises to make such necessary alterations or additions to the Premises as may be required by the competent authorities, and to recover from Tenant the cost of such alterations or additions together with interest at the Agreed Interest Rate thereon from and including the date the costs were so incurred by Landlord until the date they are paid (such costs and interest to be recoverable as if they were rent in arrears).

SECTION 5

TRADE FIXTURES AND IMPROVEMENTS

5.1 Trade Fixtures. All Trade Fixtures shall remain Tenant’s property.

5.2 Landlord’s Approval for Improvements. Tenant shall not construct any Improvements or otherwise make any alterations or additions to the Premises or Project without Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed, and not until Landlord shall have first approved the plans and specifications therefor. For purpose of seeking Landlord’s approval herein, Tenant shall submit to Landlord all plans, layouts, designs, drawings, specifications and details of proposed materials to be used for any proposed Improvements. Landlord shall be entitled to require Tenant to engage an architect, engineer or other consultant(s) for the purpose of considering the plans, specifications and materials relating to the proposed Improvements and for the purpose of supervising all works carried out by Tenant, if necessary, having regard to the Improvements. Tenant shall obtain the prior written approval of Landlord to its appointment of the architect, engineer or other consultant(s) pursuant to this Section (such approval not to be unreasonably withheld or delayed).

5.3 Carrying out of Improvements. All Improvements to the Premises shall only be carried out (i) in the case of any mechanical and electrical engineering works by a specialist contractor employed by Tenant subject to consent of Landlord (such consent not to be unreasonably withheld or delayed). All Improvements undertaken by Tenant shall be done in accordance with all Laws, and all planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any Improvement to the Premises or any part thereof, shall be applied for and obtained by Tenant at its own cost and expense. Tenant shall not commence construction of any Improvements until (i) all required governmental and regulatory approvals and permits shall have been obtained and copies of same have been provided to Landlord, (ii) all requirements regarding insurance imposed by this Sublease Agreement have been satisfied, (iii) Tenant shall have given Landlord at prior written notice of its intention to commence such construction, (iv) Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences, and (v) if requested by Landlord in its reasonable discretion, Tenant shall have obtained or caused its general contractor to obtain contingent liability and broad form builders risk and/or such forms of insurance and/or completion and performance bonds in an amount reasonably satisfactory to Landlord. Tenant shall carry out and complete all Improvements to the Premises in accordance with plans, layouts, designs, drawings, specifications and using materials approved by Landlord, in a good and workmanlike manner using new materials of good quality, in accordance with all planning and other consents referred to above, and in compliance with the reasonable requirements of appointment consultant(s). All Improvements shall remain the property of Tenant during the Sublease Term, but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Sublease Term, all Improvements shall be removed from the Premises in accordance with the provisions of Section 17.5.

5.4 Alterations Required by Law. Tenant shall, at its own cost, make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s construction or installation of any Improvements or Trade Fixtures. Any other alteration, addition or change required by Law that is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord at Landlord’s own cost and expense.

5.5 Prohibited Alterations. In no event shall Tenant make any Improvements to the Premises or the Project which could affect the structural integrity or the exterior design of the Premises or the Project, or paint or make any Improvements or exert any force or load on the curtain wall, its frame structure and all its related parts or to place or affix any structures or articles or materials thereon which would otherwise render the warranty granted in favor of

Landlord in respect of such wall and structure null and void. Tenant shall not erect, install or put up any exterior lighting, shade, canopy, awning, shed or other structure, whether permanent or temporary, at or on, in front of or elsewhere outside the Premises.

SECTION 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain. Except as otherwise provided in Sections 6.2 and 12. 1, Tenant shall, at its sole cost and expense, be responsible for the following during the Sublease Term:

6.1.1 Tenant shall at all times to repair and to keep in a clean and good state of tenantable repair and condition (fair wear and tear excepted), the Premises and every part thereof, through regular inspections and servicing, including without limitation the interior thereof, the flooring, interior plaster or other surface material or rendering on walls and ceilings, fixtures therein, all doors, windows, glass, locks, fastenings (including cleaning both interior and exterior surfaces), installations and fittings for light and power, any automatic fire extinguisher equipment in the Premises, the roof membrane, all above ground plumbing facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system, all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems), all improvements and additions to the Premises and all Landlord’s fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Premises, and without prejudice to the generality of the foregoing, to replace at Tenant’s cost all broken or blown light bulbs, globes or tubes installed upon the Premises and to make good to the satisfaction of Landlord any damage or breakage caused to any part of the Premises or to Landlord’s fixtures and fittings therein by the bringing in or removal of Tenant’s goods or effects or resulting from any action or omission of Tenant or Tenant’s Agents.

6.1.2 Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

6.1.3 All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Premises or if the estimated cost of any item of repair or replacement is in excess of the Twenty-Five Thousand Dollars (S$25,000.00), then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

6.1.4 If any damage or injury is caused to Landlord or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows, curtain wall and its related parts including fluorocarbon coating thereon and other fixtures), to be wholly responsible therefor and to fully indemnify Landlord against all claims, demands, actions and legal proceedings whatsoever made upon Landlord by any person in respect thereof. In the interpretation and application of the provisions of this sub-clause, the decision of the surveyor or architect of Landlord shall be final and binding upon Tenant.

6.2 Landlord’s Obligation to Maintain, Repair and Replace. Landlord shall repair and maintain (i) all utility and other building systems serving the Premises to the point of entry into the Premises, including without limitation the mechanical, electrical, plumbing and other systems serving the Premises, (ii) the roof (excluding the roof membrane) and the other structural components of the Premises, including but not limited to the footings, the foundation, the structural floor and the load bearing walls of the Premises, (iii) the exterior skin of the Premises, and (iv) all underground utilities, including sewer and water mains and other underground plumbing, serving the Premises, so that the same are kept in good order and repair. Additionally, Landlord shall clean, provide janitorial service (except with respect to the Premises which is Tenant’s cost and responsibility) for, maintain in good order, condition and repair and replace when necessary the Building in which the Premises are located and the Common Area and every part and system of, or serving, the foregoing (including, without limitation, structural parts of the Building including without limitation foundations, load bearing and exterior walls, sub-flooring, structural roof and roofing, windows and frames, gutters, and downspouts on the building, sidewalks, curbs, parking lots, lamp and light bulb replacement, electrical, lighting, plumbing and sewage systems and equipment and heating, ventilating, air-conditioning, elevators, emergency, fire protection, life safety, and support systems servicing the Building), through regular inspections, servicing, repair and, as commercially reasonably appropriate, replacement, each at a minimum in the same manner and to the same schedule and specification as currently being performed prior to the Closing. Landlord may engage contractors of its choice to perform the obligations required of it by this Section, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

6.3 Control of Common Area. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of Rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including without limitation changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; or (vii) change the name or address of the Premises or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business. In the event Landlord elects to remodel or construct improvements upon any part of the Common Area located outside of the Premises, Tenant will cooperate with such remodeling or construction, including Tenant’s tolerating temporary inconveniences in order to facilitate such remodeling or construction.

SECTION 7

UTILITIES

7.1 Utilities. Utility lines and facilities required by Tenant for Tenant’s Permitted Use of the Premises are presently at the Premises, fully installed, assessed and operational, and Landlord shall be responsible at all times for the maintenance and repair of all such utility lines and facilities as provided in Section 6.2 hereof. The term “Utility” or “Utilities” as used in this Section 7.1 shall include gas, electricity, water (including water for fire protection service), sewer (both sanitary and storm), telephone and waste pick-up. Tenant shall promptly pay all charges including any taxes now or in the future imposed by SP Services Ltd. or other appropriate authority in respect of the Utilities, and any other utilities, materials or services supplied and metered separately to the Premises which shall be consumed or supplied on or to the Premises, or an appropriate proportion thereof attributable to the Premises, and pay all necessary hire charges for any equipment or appliances supplied to Tenant by SP Services Ltd. or other appropriate authority. In the event of such Utilities and other services not being supplied and metered separately to the Premises, to pay to Landlord a proportionate part of the cost thereof, such cost to be calculated by Landlord and notified to Tenant by a statement from Landlord in writing, such statement to be conclusive as to the amount thereof, and in the event of SP Services Ltd. or other equivalent authority responsible for the supply of the Utilities and any other services supplied and used in the Building increasing the charges therefor, Tenant shall pay to Landlord a proportionate part of the increased costs thereof, such costs to be calculated by Landlord and notified to Tenant by a statement from Landlord in writing, such statement to be conclusive as to the amount thereof (save for manifest error and Tenant’s right to audit pursuant to Section 8.5 hereof).

7.2 Electrical Meter. Notwithstanding anything to the contrary in Section 7.1, Landlord covenants that a separate meter for electricity for the Premises shall, at the sole expense of Landlord, be (a) installed as soon as practicable following the date hereof but in no event later than January 31, 2006, and (b) maintained during the Sublease Term.

7.3 Compliance with Governmental Regulations. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by the Government of the Republic of Singapore, statutory bodies or any other national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption. Tenant shall not be entitled to terminate this Sublease Agreement nor to any abatement in rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules, regulations and requirements which Landlord may prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems. In the event of an interruption in or failure or inability by Landlord to provide water, natural gas or electrical utility services to the Premises (a “Service Failure”), unless such Service Failure is caused by any act or omission of Landlord or Landlord’s Agents, such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent (except as hereafter provided) or to terminate this Sublease Agreement or otherwise release Tenant from any of Tenant’s obligations under this Sublease Agreement.

SECTION 8

LANDLORD SERVICES/TENANT’S CONTRIBUTION

8.1 Landlord Services. Landlord shall provide to Tenant the services set forth on Exhibit C hereto (the “Landlord Services”).

8.2 Air-conditioning Services. Landlord shall maintain operation of the Building Central Plant to provide for HVAC when necessary for normal comfort in the Premises. The hours and temperatures (within a customary comfort range for the location with a Permitted Use of this nature) shall be subject to Tenant’s control through a building automation system serving the Premises. Tenant shall pay the Air-conditioning Charges to Landlord in accordance with Sections 3.2 and 3.3 hereof.

8.3 Tenant’s Obligation to Reimburse. Tenant’s Contribution shall be paid to Landlord in accordance with Sections 3.2 and 3.3 for Landlord Services to be provided hereunder.

8.4 Increase in Tenant’s Contribution. Effective at each of November 1, 2008, November 1, 2010, November 1, 2013, November 1, 2015 and November 1, 2018 (each a “Tenant Contribution Increase Date”) (provided that the Sublease Term is still subsisting at the relevant time)), Landlord shall be entitled, by notice in writing to Tenant, to increase Tenant’s Contribution if there is any increase in Landlord’s cost of providing services. Any increase in Tenant’s Contribution shall be payable from the date specified in Landlord’s notice but in each instance not earlier than the then applicable Tenant Contribution Increase Date. Such notice shall, save for manifest error and subject to Tenant’s audit right, be conclusive and binding on Tenant, both as to Tenant’s liability for such increase and the amount thereof.

8.5 Audit Right. Landlord agrees to grant Tenant the right to review, inspect and contest Landlord’s books and records relating to any Landlord Service, the Air-conditioning Charges or any other charges or sums claimed by Landlord to be due and payable by Tenant hereunder, during regular operating hours and at Tenant’s sole expense; provided, however, that such right may not be exercised more than two times (2x) during any twelve-month period.

SECTION 9

PROPERTY TAXES

9.1 Property tax imposed or levied by the relevant government authority on the Premises or on the Project (or any part thereof) and as may be apportioned by Landlord or attributable to the Premises shall be paid as follows:

9.1.1 Landlord shall for the duration of the Sublease Term pay property tax levied on or attributable to the Premises but only to the extent that such payment by Landlord in respect of the Premises shall not exceed property tax calculated (i) on the basis of an annual value equivalent to the annual Rent payable under this Agreement (“Base Annual Value”) and (ii) at the property tax rate applicable on fast assessment of property tax. In the event that any additional property tax levied by the relevant authority on or apportioned by Landlord as attributable to the Premises is payable on account of (aa) the annual value assessed by the relevant government authority or apportioned by Landlord as attributable to the Premises

(whether on first assessment by the relevant government authority or as increased from time to time whether retrospective or otherwise) which is in excess of the Base Annual Value and/or (bb) an increase in the property tax rate above the rate applicable on first assessment, such additional property tax shall be borne and paid by Tenant to Landlord on demand.

9.1.2 In the event that the Premises are not separately assessed for property tax but the Project is assessed as a whole or in parts, then for the purpose of Clause 9.1.1 above, Landlord shall determine the apportionment of the annual value (as assessed by the relevant authority) and the property tax which would be attributable to the Premises. Such apportionment shall be based on the proportion which (i) the floor area of the Premises bears to (ii) the net lettable area of the whole or the relevant part of the Project. Landlord’s determination of the apportionment shall be accepted by Tenant as final and conclusive (save for manifest error) and Tenant’s right to audit.

9.1.3 Tenant’s liability in respect of additional property tax referable to the Sublease Term, pursuant to the provisions of Clause 9.1 shall not be affected by the expiry or earlier determination of this Sublease Agreement.

9.1.4 Objection to any assessment of annual value or imposition of additional property tax on the Premises during the Sublease Term may be made by Landlord in its discretion and by Tenant if Tenant deems fit and Landlord shall assist Tenant in making any objection to the relevant government authority as may be required.

SECTION 10

INSURANCE

10.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

10.1.1 Tenant shall procure, pay for and keep in full force and effect the following (or have the following procured, paid for and kept in full force and effect by Avago for the benefit of Tenant):

(a) Broad-form, general commercial liability insurance (or the equivalent insurance as written for coverage in Singapore), including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance Coverage, which insurance shall contain, “fire legal” endorsement coverage and a “contractual liability” endorsement (if available for subleased premises occupied for the Permitted Use in the area in which the Premises is located) insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 11.4, and with Landlord and such other parties as Landlord shall designate named as an additional insured parties;

(b) Fire and property damage insurance against loss caused by fire, extended coverage perils including steam boiler insurance, sprinkler leakage, if applicable, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in Singapore; and

(c) Worker’s compensation coverage sufficient to comply with all Laws; Employers liability insurance shall be provided in amounts not less than S$1,000,000.00 per accident for bodily injury by accident, S$1,000,000.00 policy limit by disease, and S$1,000,000.00 per employee for bodily injury by disease.

10.1.2 The broad-form general commercial liability insurance (or the equivalent insurance as written for coverage in Singapore) that Tenant is required to carry under Section 10.1.1(a) shall name Landlord and such other parties in interest as Landlord designates as additional insureds. Additionally, all policies of insurance required to be carried by Tenant pursuant to this Section 10.1 shall (i) be primary insurance that provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability stated in the declarations without the right of contribution from any other insurance coverage of Landlord, (ii) be in a form reasonably satisfactory to Landlord, (iii) be carried with insurance companies acceptable to Landlord, (iv) provide that such policy shall not be subject to cancellation, reduction of coverage or lapse except after at least thirty (30) days prior written notice to Landlord, (v) not have a “deductible” in excess of in Singapore dollars the equivalent of US$100,000 per occurrence, (vi) where permissible under Singapore law and if available and customary under Singaporean practice, contain a cross liability endorsement, and (vii) contain a “severability” clause.

10.1.3 A certificate of insurance reflecting that the insurance required to be carried by Tenant pursuant to this Section 10.1 is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form, shall be delivered to Landlord prior to the time Tenant or any of Tenant’s Agents enters the Premises and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage.

10.2 Release and Waiver of Subrogation. The Parties release each other, and their respective Landlord’s Agents and Tenant’s Agents, from any liability for any property loss or damage that is caused by or results from any risk insured or which could be insured against under the types of insurance specified in Section 10.1 above; provided, however, the foregoing provisions shall not apply to the third party liability insurance described in Section 10.1 to the extent prohibited by Law. To the extent permitted under Law, each Party shall secure a written waiver of subrogation from its respective insurers under these respective policies.

10.3 Landlord’s Insurance. Landlord shall maintain such insurance with respect to the Project as shall be deemed customary for the location of the Project for owners and landlords of industrial manufacturing facilities in Singapore. Notwithstanding the foregoing, for so long as Agilent Technologies Singapore Pte Ltd (or its affiliate) is the Landlord hereunder and it maintains the insurance coverage in place as of the Commencement Date, such coverage shall be deemed to satisfy the covenant set forth in the preceding sentence of this Section 10.3.

SECTION 11

ADDITIONAL LANDLORD OBLIGATIONS AND LIMITATION ON LANDLORD’S LIABILITY

AND INDEMNITY

11.1 Landlord Obligations. In addition to Landlord’s covenants set forth elsewhere throughout this Agreement, Landlord also covenants as follows:

11.1.1 Landlord shall timely comply with, at Landlord’s cost and expense, all of the terms of the Head Lease, and shall not intentionally undertake or intentionally fail to undertake any act which gives rise to the termination of the Head Lease or the termination of this Sublease Agreement.

11.1.2 Notwithstanding any other provisions in this Sublease Agreement, subletting and administrative fees, if any (including any subletting fees or administrative fees levied or imposed retrospectively) imposed by HDB or other competent authority in respect of the subletting of the Premises by the Landlord to the Tenant pursuant to this Sublease Agreement shall be borne by the Landlord.

11.1.3 Landlord undertakes to exercise its option to renew the Head Lease in accordance with the provisions of the Head Lease and to comply with all necessary terms and conditions of the Head Lease in connection with the exercise of the option for renewal.

11.1.4 Landlord warrants and represents that it has complied with all Law in relation to the Project (including the Premises) and has obtained all necessary waivers, approvals, consents and permissions (collectively the “Consents”) required for the use, operations and processes carried out at the Project (including the Premises) as at the date hereof. The Landlord further undertakes to comply with all Law and to do all things required to obtain, renew or extend the Consents. Subject to Sections 10.2, 11.2 and 11.3 hereof, if the Landlord fails to obtain, renew or extend the Consents and any change to the use of the Project is required as a result so as to comply with any Law regarding land use ratio or quantum, such change shall not be effected on the Premises but on the parts of the Project other than the Premises at the sole cost and expense of the Landlord. Without limitation of the foregoing, Landlord also covenants that, if not already commenced, within thirty (30) days of the Commencement Date, it shall commence, and thereafter shall diligently pursue, the extension of any relevant Consent or the change of the legal designation of the Project, as the case may be, such that that the operation of the Project and Premises as operated as of the Commencement Date shall be in compliance with, and without the need for any further waiver from, the legal requirements imposed by any relevant authority (including the Urban Redevelopment Authority) with respect to the Project.

11.2 Limitation on Landlord’s Liability. Notwithstanding anything to the contrary contained in this Sublease Agreement, Landlord shall not be liable to Tenant or any of Tenant’s Agents for any injury to Tenant or any of Tenant’s Agents, or damage to Tenant’s property, resulting from any cause, including without limitation any (i) any interruption or failure of any HVAC or other utility system or any Landlord Services by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical or other defect or breakdown or by reason of any circumstances beyond Landlord’s control; (ii) repairs or improvements to the Premises by Landlord or any services provided by Landlord to Tenant hereunder (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Premises or the Project; (iv) any act, omission, default, misconduct or negligence of any contractor appointed by Tenant or any other of Tenant’s Agents; (v) any damage, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Building and/or the structure of the Building; (vi) any damage, injury or loss caused by other tenants or persons in the Building; (vii) any damage, injury or loss arising from or in connection with the use of the Common Areas or the Building Parking Area; (viii) vandalism or forcible entry by unauthorized persons; (ix) penetration of water into or onto any portion of the Premises through roof leaks or otherwise. This Section 11.2 shall not limit Landlord’s obligations under Section 11.5 hereof, which obligations however remain subject to Section 11.3 hereof. In addition and notwithstanding any provision of this Agreement, in no event shall (a) Landlord be liable to Tenant or any of Tenant’s Agents under this Agreement for any consequential (including without limitation any injury to Tenant’s business or loss of income or profit therefrom), punitive or exemplary damages, or (b) Tenant be liable to Landlord or any of Landlord’s Agents under this Agreement for any consequential (including without limitation any injury to Landlord’s business or loss of income or profit therefrom), punitive or exemplary damages.

11.3 Limitation on Tenant’s Recourse. Notwithstanding any other term or provision of this Sublease Agreement, the liability of Landlord for its obligations under this Sublease Agreement is limited to (a) Landlord’s equity interest in the Project up to a maximum in Singapore dollars equivalent to US$500,000, provided that, until such time as (x) Landlord has obtained the permanent (as such term is described below) extension of any relevant Consent with respect to the Project and the Premises as operated as of the Commencement Date such that the Project and the Premises shall be in compliance with, and without the need for any further waiver (other than as such may be required due to the expiration of any permanent waiver) from, the legal requirements imposed by the Urban Redevelopment Authority with respect to the Project, or (y) the legal zoning of the Project is changed such that that the operation of the Project and the Premises as operated as of the Commencement Date shall be in compliance with, and without the need for any further waiver from, the legal requirements imposed by the Urban Development Authority or any other governmental authority (including, without limitation, the HDB) with respect to the Project, the limitation of Landlord’s liability solely with respect to the foregoing shall be limited to a maximum amount in Singapore dollars equivalent to US$2,000,000, and (b) to no other assets of Landlord for satisfaction of any liability in respect of this Sublease Agreement, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s stockholders, directors, principals, representatives, trustees or partners on account of any of Landlord’s obligations or actions under this Sublease Agreement. For the purposes of the preceding sentence, the term “permanent” shall be deemed to include any Consent that is extended or granted for a period of no less than five (5) years from the Commencement Date. In addition, in the event of conveyance of Landlord’s interest in the Project or the Premises, then, subject to Section 15.2 hereof, from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Sublease Agreement after the date of such conveyance.

11.4 Indemnification of Landlord. To the fullest extent allowed by Law but subject to Section 10.2 and 11.2 hereof, Tenant shall indemnify, defend, protect and hold harmless

Landlord and Landlord’s Agents from (i) all claims, demands, writs, summonses, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Premises or the use of the Premises or any part thereof by Tenant or by any of Tenant’s Agents (except to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord’s Agents of which Landlord has notice and reasonable time to cure but which Landlord has failed to cure); (ii) all loss and damage to the Premises, the Building and to all property therein caused directly or indirectly by Tenant or Tenant’s Agents and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, gas or electricity or faulty fittings or fixtures; (iii) the gross negligence or willful misconduct of Tenant or Tenant’s Agents, wherever the same may occur; or (iv) any breach of this Sublease Agreement by Tenant. The provisions of this Section 11.4 shall survive the expiration or sooner termination of this Sublease Agreement.

11.5 Indemnification of Tenant. To the fullest extent allowed by Law but subject to Sections 10.2, 11.2 and 11.3 hereof, Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant’s Agents from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) the gross negligence or willful misconduct of Landlord or Landlord’s Agents, or (ii) any breach of this Sublease Agreement by Landlord. The provisions of this Section 11.5 shall survive the expiration or sooner termination of this Sublease Agreement.

11.6 Indemnity of HDB. Landlord shall indemnify and keep HDB indemnified from and against all liabilities, claims and proceedings, costs and expenses whatsoever and howsoever arising out of or in connection with this Sublease Agreement.

11.7 Abatement.

11.7.1 Notwithstanding anything to the contrary, including without limitation Sections 3, 8, 11.2 and 11.3 hereof, in the event Landlord fails to deliver any of the Landlord Services or Air-conditioning Services to be provided hereunder, Tenant’s Contribution or Air-Conditioning Charges, as applicable, shall abate to the extent of and for the duration of such failure and Tenant shall have the right to take any reasonable action for the purpose of securing such Landlord Services or Air-conditioning services not being delivered and Landlord shall reimburse Tenant for any reasonable costs, expenses and fees incurred by Tenant in procuring such services within fifteen (15) business days of receipt of notice thereof from Tenant absent which Tenant shall have the right to offset such amounts from the next installments of Rent payable by Tenant hereunder until recompensed in full for such reasonable expenditures.

11.7.2 Notwithstanding anything to the contrary, including without limitation Sections 6.2, 7, 11.2 and 11.3 hereof, in the event of an interruption in the provision of utility service to the Premises or the failure of Landlord to perform or cause to be performed its obligations set forth in the first sentence of Section 6.2 hereof, any Rent payable hereunder shall abate to the extent such failure impedes Tenant’s ability to use the Premises as it otherwise would be able in the ordinary course of this Sublease Agreement until such interruption or failure of service or performance is cured.

SECTION 12

DAMAGE TO PREMISES

12.1 Untenantability. If the Premises or any part thereof shall at any time be damaged or destroyed by fire or any other cause which is beyond the control of Landlord so as to render the Premises unfit for occupation and use (except where such damage or destruction has been caused by, or the policy or policies of insurance in relation to the Premises shall have been vitiated or payment of the policy monies withheld in whole or in part in consequence of, some act or default of Tenant or Tenant’s Agents, the Rent reserved by this Sublease Agreement or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use, and any dispute concerning this clause shall be determined by a single arbitrator in accordance with the Arbitration Act, Chapter 10 of Singapore. All insurance proceeds available from the fire and property damage insurance carried by Landlord, if any, shall be paid to and become the property of Landlord.

12.2 Landlord’s Right to Terminate. Landlord shall have the option to terminate this Sublease Agreement in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage or such later date as is reasonably necessary under the circumstances:

12.2.1 Either the Premises or Project is damaged by any peril either (i) not covered by any insurance carried by Landlord and the estimated cost to restore equals or exceeds One Hundred Thousand Dollars (S$250,000.00), or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction and the estimated cost to restore equals or exceeds Two Hundred Fifty Thousand Dollars (S$500,000.00);

12.2.2 Either the Premises or Project is damaged by any peril and (i) the amount of the insurance proceeds that will be received by Landlord for repair or restoration of the Premises will not be sufficient to pay for the cost of such repair or restoration, (ii) the Laws then in effect prevent Landlord from repairing or restoring the Premises to substantially the same condition in which the Premises were immediately prior to such damage, or (iii) the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

12.2.3 Either the Premises or Project is damaged by any peril and, because of the Laws then in force, (i) may not be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) may not be used for the same use being made thereof before such damage whether or not restored as required by this Section.

SECTION 13

GOVERNMENT ACQUISITION

If at least a material portion of the Building or the Premises shall at any time be acquired by any government authorities (including without limitation the Land Transport Authority) pursuant to and in accordance with any prevailing Law (including without limitation the Land Transport Authority of Singapore Act, Cap. 158A, the Rapid Transit System Act, Cap. 263A and the Street Works Act, Cap. 320A), Landlord shall give written notice to Tenant notifying Tenant of the acquisition and terminating this Sublease Agreement without being liable to Tenant for damages, losses and expenses and thereupon this Sublease Agreement shall terminate and Tenant shall (if still in occupation) vacate the Premises, provided always that Tenant shall pay to Landlord all such sums of money which it is obliged to pay under this Sublease Agreement in respect of or which have accrued for the period up to or before the termination date and Landlord shall return the Security Deposit Amount to Tenant (less such amounts as are to be lawfully deducted pursuant to the provisions of this Sublease Agreement) free of interest and thereafter, this Sublease Agreement shall absolutely cease and determine without affecting the rights of the Party against the other Party for any previous default by either Party arising out of or in connection with this Sublease Agreement. For the avoidance of doubt, nothing herein shall restrict the rights of Tenant (if any) to claim against the government or the relevant government authority for any compensation, damages, loss or expense in connection with its rights and interest as a tenant of the Premises. In the event of a partial taking of the Premises and this Sublease remains in effect, the Monthly Base Rent, Tenant’s Contribution and Air-conditioning Charges (and any other charges then-payable on a lettable square foot basis) shall be proportionately adjusted to reflect the reduced square footage of floor area of the remaining Premises.

SECTION 14

DEFAULT AND REMEDIES

14.1 Events of Tenant’s Default. Tenant shall be in default of its obligations under this Sublease Agreement if any of the following evens occur (each, an “Event of Default”):

14.1.1 Tenant shall have failed to pay any Rent when due and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay;

14.1.2 Tenant shall have failed to perform any term, covenant or condition of this Sublease Agreement except those requiring the payment of Monthly Base Rent or Additional Rent, and Tenant shall not cure such default within fifteen (15) days after delivery of written notice from Landlord specifying such failure to perform, or where such default is not capable of being cured within such 15-day period, Tenant shall have failed to commence such cure within such 15-day period and thereafter using best efforts, diligently bring such cure to completion;

14.1.3 The appointment of a receiver, receiver and manager, or provisional liquidator in respect of Tenant of any of its property or assets;

14.1.4 Tenant shall have abandoned the Premises or left the Premises substantially; or

14.1.5 The occurrence of the following: (i) inability of Tenant to pay its debts as and when they fall due; (ii) presentation of a winding up petition (except for the purpose of amalgamation or reconstruction when solvent) for the winding up of Tenant; (iii) issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding up (except for the purpose of amalgamation or reconstruction when solvent) of Tenant; (iv) presentation of a petition for the judicial management of Tenant; and (v) making of a proposal by Tenant to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs.

14.2 Landlord’s Remedies. In the event of any Event of Default by Tenant, to the extent permitted by applicable Law, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Agreement, to which Landlord may resort cumulatively, or in the alternative:

14.2.1 Landlord may keep this Sublease Agreement in effect and enforce by an action at law or in equity all of its rights and remedies under this Sublease Agreement, including (i) the right to recover the Rent as it becomes due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Sublease Agreement. Notwithstanding anything contained in this Sublease Agreement, in the event of a breach of an obligation by Tenant which results in a condition which (i) poses an imminent danger to safety of persons or damage to property, then Landlord may without prior notice to Tenant enter the Premises and take any action that is necessary to cure such breach (but with notice provided as soon as commercially practicable thereafter) and be reimbursed by Tenant for the reasonable cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, or (ii) results in an unsightly condition visible from the exterior of the Premises, or a threat to insurance coverage, then if Tenant does not cure such breach within 10 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate.

14.2.2 Landlord may enter the Premises for the purposes of reletting the Premises or any part thereof to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Sublease Term. Tenant shall be liable immediately to Landlord for all commercially reasonable costs Landlord incurs in reletting the Premises or any part thereof, including without limitation brokers’ commissions and expenses of altering and preparing the Premises for reletting. Tenant shall pay to Landlord the Rent due under this Sublease Agreement on the date the Rent is due, less the rent and other sums Landlord received from any reletting. No act by Landlord allowed by this subparagraph shall terminate this Sublease Agreement unless Landlord notifies Tenant in writing that Landlord elects to terminate this Sublease Agreement. Notwithstanding any reletting without termination, Landlord may later elect to terminate this Sublease Agreement because of the default by Tenant.

14.2.3 Landlord may terminate this Sublease Agreement by giving Tenant: (a) written notice of termination, in which event this Sublease Agreement shall terminate on the date set forth for termination in such notice or (b) within thirty (30) days after Landlord’s notice to rectify such breach it shall be lawful for Landlord at any time thereafter to re-enter upon the Premises (even if Landlord had previously waived such right of re-entry) or any part thereof in the name of the whole and the tenancy shall hereby be terminated. Any termination under this Section 14.2.3 shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Sublease Agreement, constitute a termination of this Sublease Agreement: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Sublease Agreement by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s agents or employees intended to mitigate the adverse effects of any breach of this Sublease Agreement by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

14.2.4 In the event Tenant breaches this Sublease Agreement and abandons the Premises, this Sublease Agreement shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Sublease Agreement. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 14.2.3, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Sublease Agreement by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Sublease Agreement, including the right to recover the rent as it becomes due under the Sublease Agreement.

14.2.5 In the event Landlord terminates this Sublease Agreement, to the extent permitted under applicable Law, Landlord shall at its election be entitled, in addition to any other rights and remedies available to Landlord in law or equity, to damages; provided, however, Landlord shall take commercially reasonable measures to mitigate its loss. For purposes of computing damages, an interest rate equal to the Agreed Interest Rate shall be used where permitted. To the extent permitted under applicable Law, such damages shall include:

(a) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the prevailing market rate (as such phrase is used in Section 2.2 hereof) of the Premises, computed by discounting such amount at the Agreed Interest Rate; and

(b) Such other amounts necessary to compensate Landlord for all costs directly incurred by Landlord caused by Tenant’s failure to perform Tenant’s obligations under this Sublease Agreement, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iii) expenses in retaking possession of the Premises; and (iv) reasonable attorneys’

fees and court costs incurred by Landlord in retaking possession of the Premises and in reletting the Premises or otherwise incurred as a result of Tenant’s default.

(c) Nothing in this Section 14.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 11.4. Any notice given by Landlord in order to satisfy the requirements of Section 14.1.1 or Section 14.1.2 above shall also satisfy the notice requirements of any Law regarding eviction or unlawful detainer proceedings, provided that such notice is prepared and served upon Tenant in accordance with all applicable requirements of such Law.

14.3 Limitation on Exercise of Rights. At any time that an Event of Default by Tenant has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give (unless, by means of the act for which consent is being requested, such Event of Default would be cured upon the granting of such consent); and (ii) Tenant may not exercise any right to terminate this Sublease Agreement or other right granted to it by this Sublease Agreement which would otherwise be available to it.

14.4 Waiver. Knowledge or acquiescence by either Party of any breach by the other Party of any of the covenants, conditions or obligations herein contained shall not operate or be deemed to operate as a waiver of such covenants, conditions or obligations and any consent or waiver of the innocent Party shall only be effective if given in writing. No consent or waiver expressed or implied by either Party to or of any breach of any covenant, condition or obligation of the other Party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the innocent Party herein contained. Any acceptance by Landlord of Rent reserved by this Sublease Agreement or any other sum payable under this Sublease Agreement shall not be deemed to operate as a waiver by Landlord of any right to proceed against Tenant in respect of a breach by Tenant of any of Tenant’s obligations hereunder.

SECTION 15

ASSIGNMENT AND SUBLETTING

15.1 By Tenant. The following provisions shall apply to any direct or indirect assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section as “Tenant”):

15.1.1 Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily, or by operation of laws, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Sublease Agreement; (iii) transfer any right appurtenant to this Sublease Agreement or the Premises; (iv) encumber the Sublease Agreement (or otherwise use the Sublease Agreement as a security device) in any manner; or (v) terminate or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord; provided, however, that Tenant may, without the prior written consent of Landlord but subject to the approval of HDB, assign this Sublease

Agreement to one or more direct or indirect subsidiaries of Avago. Notwithstanding the foregoing, this Sublease Agreement may be assigned by Tenant to any person, entity or organization that acquires all or substantially all of the assets of Avago, subject to the prior written consent of Landlord, which may not be unreasonably withheld and subject to the approval of HDB. For the avoidance of any doubt, the merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant (as a consequence of a single transaction or a number of multiple transactions) has, if required, been approved by HDB shall not constitute a Transfer hereunder, provided that written notice of such transaction(s) is provided to Landlord no later than thirty (30) days prior to consummation of such transaction(s). Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer whether or not Landlord’s consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys’ fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer that (a) is in form approved by Landlord, (b) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 15.12 below, and (c) contains the agreement of the proposed Transferee to assume all obligations of Tenant related to the Transfer arising after the effective date of such Transfer. Any attempted Transfer without Landlord’s consent shall constitute a default by Tenant and shall be avoidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of Section 15.1 as to any subsequent Transfer nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Sublease Agreement nor to be a consent to any Transfer.

15.1.2 Tenant shall give Landlord at least thirty (30) days prior written notice of any desired Transfer and, upon the reasonable request of Landlord, the proposed terms of such Transfer (it being understood that historical financial information regarding the proposed transferee will be deemed reasonable). Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (x) thirty (30) days of receipt of such request together with the required accompanying documentation or (y) twenty (20) days after Landlord’s receipt of all information which Landlord reasonably requests within ten (10) days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer.

15.2 By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Premises or the Building at any time and to any person or entity, provided (i) such person or entity agrees to assume and perform all obligations of Landlord hereunder, and (ii) Landlord obtains all consents required by applicable Law in connection therewith and complies with the terms thereof. In the event of any such transfer, Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of Landlord hereunder which have accrued before the date of transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises. Notwithstanding the foregoing, in the event that Landlord desires to assign, sell, encumber or otherwise transfer or alienate any of its right, title and interest in and to the Head Lease, the Project, the Building or any portion thereof, Landlord shall require any such assignee, purchaser or transferee (the “Transferee”) of Landlord’s interest therein to execute (together with Landlord and the Tenant) a novation deed/agreement in form and substance reasonably acceptable to Tenant pursuant to which (a) the Transferee shall assume Landlord’s obligations and rights under this agreement, and (b) Landlord and any such Transferee, at their sole cost and expense, shall obtain any consents and approvals required by applicable Law (including, without limitation, the HDB), and shall comply with any and all conditions of the applicable authorities, as required by applicable Law to any such transfer or conveyance.

SECTION 16

WASTE DISPOSAL AND HAZARDOUS SUBSTANCES

The provisions of this Section 16 are in addition to, and in no way limit or restrict, Tenant’s obligations and Landlord’s rights as set forth elsewhere in this Sublease Agreement.

16.1 Compliance with Environmental Law; Cooperation; Sharing of Costs.

16.1.1 Tenant, at its sole cost, shall comply with all Environmental Laws applicable to Tenant’s occupancy, use, or activities at the Premises.

16.1.2 Tenant shall use reasonable efforts to cooperate with Landlord in Landlord’s efforts to comply with Environmental Laws. Unless otherwise explicitly set forth in this Sublease Agreement, Tenant, at its sole cost, shall be responsible for obtaining and maintaining all permits necessary for Tenant’s occupancy, use, or activities on or about the Premises.

16.2 Notifications. Tenant shall promptly provide Landlord with non-confidential information reasonably requested by Landlord concerning environmental matters at the Premises or the Project and shall give Landlord written notice of: (i) any investigation, inspection, enforcement, remediation, or other regulatory action or order taken, issued or threatened in connection with its occupancy, use or activities on or about the Premises or the Project; (ii) any claims made or threatened by any third Party against either of them, or any report, notice or complaint filed or threatened to be filed with any government agency, in connection with their occupancy, use or activities on or about the Premises or the Project pursuant to any Environmental Law; and (iii) all incidents or matters with respect to the Premises or the Project as to which they are required to give notice to any governmental or quasi governmental entity pursuant to any Environmental Law.

16.3 Remediation.

16.3.1 Environmental Condition. In the event an Environmental Condition exists or occurs on or about the Premises, Tenant (or Tenant’s contractor) shall promptly undertake and diligently complete, at Tenant’s sole cost, and in compliance with this Sublease Agreement and Environmental Laws, all investigative, corrective, and remedial measures required under Environmental Laws. Such measures shall include without limitation removal and proper disposal of the Hazardous Substance and restoration of all land, improvements and other affected areas whether on or off the Premises or the Project.

16.3.2 Preexisting Hazardous Substances. Notwithstanding anything to the contrary in this Sublease Agreement, Tenant shall not be liable for, and Landlord waives, releases, discharges, indemnifies, protects and holds harmless Tenant from and against: (i) any obligation to clean up, remediate or remove any Preexisting Hazardous Substances; (ii) all third party claims arising out of or related to the Preexisting Hazardous Substances, including any losses, costs, damages, expenses (including attorneys’ fees) or other liabilities incurred by Tenant in responding to such third party claims; and (iii) any fines, penalties, sanctions, costs, reasonable attorneys’ fees, expenses, damages, or charges imposed for any violations of any Environmental Laws arising out of, or attributable to Preexisting Hazardous Substances, except to the extent that any Preexisting Hazardous Substances are exacerbated by the activities of Tenant or any of Tenant’s Agents. Preexisting Hazardous Substances shall not be exacerbated by the activities of Tenant or any of Tenant’s Agents solely because Tenant or Tenant’s Agents are aware that Preexisting Hazardous Substances exist or are migrating passively in, over, on, under, through, from, or about the Premises or Property.

16.4 Condition on Expiration or Termination. Prior to the expiration or termination of the Sublease Agreement in accordance with this subsection, Tenant shall remove and properly dispose of any Hazardous Substances that have come to be located on or about the Premises as a result of Tenant’s occupancy, use and activities on or about the Premises or the Project, and Tenant shall restore the Premises and other affected areas to the same or better condition, character and quality as before Tenant’s occupancy, ordinary wear and tear excepted. At least one month before expiration of the Sublease Term, Tenant at its sole cost shall retain a duly licensed environmental consultant acceptable to Landlord to perform a Phase I environmental assessment (which shall, at a minimum, comply with ASTM No. E 1527-97 or such other standards and contain such information as Landlord may require) of the Premises. Based on that assessment, Tenant shall formulate a plan for any further testing and for the removal and proper disposal of any Hazardous Substances on or about the Premises that have come to be located on or about the Premises or the Project as a result of Tenant’s occupancy, use or activities, and for the restoration of all land, improvements and other affected areas in the same or better condition, character and quality as before Tenant’s occupancy, ordinary wear and tear excepted. The plan shall be accompanied by a schedule for completing the activities described in the plan before the end of the Sublease Term. Tenant shall submit the plan to Landlord at least three months before expiration of the Sublease Term and, upon approval by Landlord, Tenant, at its sole cost, shall implement the approved plan. The completion of the plan shall be confirmed in writing by Tenant’s environmental consultant. If Tenant fails to do any of the above, Landlord shall have the right (but not the obligation) to do so, in accordance with Section 16.5. Tenant shall take all steps necessary to terminate, close or transfer all environmental Permits held in Tenant’s name in accordance with all Environmental Laws, and shall provide Landlord with satisfactory written evidence that each such termination, closure or transfer has been completed.

16.5 Landlord’s Rights. If Tenant fails to comply with any provision of this Section 16 or elsewhere in this Sublease Agreement, Landlord shall have the right (but not the obligation) to effect such compliance, in its sole discretion and without limiting any other remedy which may be available to Landlord under this Sublease Agreement, at law or in equity. The cost thereof shall be paid by Tenant to Landlord, within thirty (30) days after delivery of Landlord’s invoice, for any amount reasonably incurred or expended by Landlord in connection with such performance (including fees and costs incurred for the services of attorneys, consultants, and experts).

16.6 No Shift of Liability. Landlord’s exercise or failure to exercise the rights granted in this Section 16 shall not in any way shift responsibility for Hazardous Substances or compliance with Environmental Laws from Tenant to Landlord, nor impose any liability on Landlord.

16.7 Survival. The obligations of Tenant and Landlord under this Section 16 shall survive expiration or earlier termination of this Sublease Agreement and any conveyance by Landlord of its interest in the Premises, and shall continue in full force and effect.

16.8 Commingled Waste Stream. Notwithstanding anything to the contrary in this Section 16 or elsewhere in this Sublease, Landlord hereby agrees that Tenant shall continue to have the right throughout the Sublease Term, as extended, to continue discharging trade effluent through the Building final inspection chamber as being conducted in and from the Premises prior to the Commencement Date.

SECTION 17

GENERAL PROVISIONS

17.1 Landlord’s Right of Inspection and Entry. Tenant shall permit Landlord and Landlord’s Agents at all reasonable times as reasonably agreed to between the Parties to enter into, inspect and view the Premises and examine their condition. If any breach of covenant, defects, disrepair or unauthorized Improvements shall be found upon such inspection for which Tenant is liable then upon notice by Landlord to Tenant, to execute all repairs, works, replacements or removals required within one (1) month (or such other reasonable period as required by Landlord having regard to the extent of repairs, works, replacements or removals that are required) after the receipt of such notice, to the reasonable satisfaction of Landlord or its surveyor. In case of default by Tenant, it shall be lawful for workmen or agents of Landlord to enter into the Premises and execute such repairs, works, replacements or removals. Tenant shall pay to Landlord on demand all reasonable expenses so incurred with interest at the Agreed Interest Rate from the date of expenditure until the date they are paid by Tenant to Landlord (such expenses and Interest to be recoverable as if they were rent in arrears).

17.2 Landlord’s Right of Repair. Tenant shall permit Landlord and Landlord’s Agents at all reasonable times as reasonably agreed to between the Parties during and after normal office hours on weekdays and Saturdays, after giving to Tenant prior written notice (but at anytime in any case which Landlord considers an emergency) to enter upon the Premises (i) to inspect, cleanse, repair, remove, replace, alter or execute any works whatsoever to or in connection with all utility and other building systems serving the Premises; (ii) to effect or carry out any maintenance, repairs, alterations or additions or other works which Landlord may consider necessary or desirable to any part of the Building or the water, electrical, air-conditioning, mechanical, ventilation and other facilities and services of the Building; (iii) for the purpose of exercising any of the powers and authorities of Landlord under this Sublease Agreement; (iv) to comply with an obligation of repair, maintenance or renewal affecting the Premises or the Building; (v) to construct, alter, maintain, repair or fix anything or additional thing serving the Building or the adjoining premises or property of Landlord, and running through or on Premises; or (vi) in connection with the development of the remainder of the Building or any adjoining or neighboring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Premises, in each case without payment of compensation for any nuisance, annoyance, inconvenience or damage caused to Tenant subject to Landlord (or other person so entering) exercising such right in a reasonable manner.

17.3 HDB’s Right of Inspection. HDB, its employees and agents shall have the right at all reasonable times to enter the Premises with or without workmen, tools and appliances to examine the state and condition thereof and any breaches of covenants.

17.4 Payments by Tenant. Without prejudice to any other provision of this Sublease Agreement, Tenant covenants to pay to Landlord promptly as and when due without demand, deduction, set-off, or counterclaim whatsoever all sums due and payable by Tenant to Landlord pursuant to the provisions of this Sublease Agreement, and covenants not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off.

17.5 Surrender of the Premises. Upon the expiration or sooner termination of this Sublease Agreement, Tenant shall vacate and surrender the Premises to Landlord in the same condition, ordinary wear and tear and damage from casualty or compulsory acquisition excepted, as existed at the Commencement Date, except Tenant shall remove any or all of (i) its personal property, (ii) Trade Fixtures, and (iii) Improvements (only if such removal was required in writing by Landlord at the time Landlord gave its consent to such installation), and repair all damage to the Premises caused by such removal. If such removal and other surrender obligations are not completed before the expiration or termination of the Sublease Term, Landlord shall have the right (but no obligation) to perform such obligations, and Tenant shall pay Landlord on demand for all costs (including removal and storage) incurred by Landlord in connection therewith, plus interest on all such costs incurred at the Agreed Interest Rate. Landlord shall also have the right to retain or dispose of all or any portion of Tenant’s personal property or Trade Fixtures if Tenant does not pay all such costs and retrieve the property within fifteen (15) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all claims, demands and causes of action against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Sublease Agreement or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Premises and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Sublease Agreement.

17.6 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Sublease Term, such holding over shall be considered to be at sufferance only, at a Monthly Rent equal to one hundred fifty percent (150%) of the Monthly Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Sublease Agreement. This paragraph shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Sublease Agreement or extension of the Sublease Term except as specifically set forth above.

17.7 Notices to Let. Within six (6) months next before the expiration or earlier determination of the Sublease Term, Tenant shall permit Landlord or its agents to fix upon the Premises notices for reletting the Premises, and permit all persons authorized by Landlord or its agents to view without interruption the Premises at reasonable hours in connection with any such reletting.

17.8 Estoppel Certificates. At all times during the Sublease Term, Tenant agrees, within fifteen (15) days after any written request by Landlord, promptly to execute and deliver to Landlord an estoppel certificate, (i) certifying that this Sublease Agreement is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Sublease Agreement, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults, stating the nature of such uncured defaults, and (iv) certifying such other information about the Sublease Agreement as may be reasonably required by Landlord.

17.9 Force Majeure. Any prevention, delay, or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of either Party to perform shall excuse the performance by such Party, for a period equal to the period of any said prevention, delay, or stoppage, of any obligation hereunder.

17.10 Notices . Any notice required or desired to be given regarding this Sublease Agreement shall be in writing and shall be personally served, or in lieu of personal service may be given by registered post or by nationally recognized overnight courier at the addresses for the Parties set forth in the “Sublease Summary” to this Sublease Agreement (or such other addresses as may be specified by a Party hereto giving notice of same to the other Party in accordance with this Section). Personally served notices shall be deemed to have been given when received by the Party, if served by prepaid registered post, such notice shall be deemed to have been given (i) on the seventh business day after such post, certified and postage prepaid, addressed to the Party to be served at the address set forth in the preceding sentence was posted, and (ii) in all other cases when actually received.

17.11 Miscellaneous. Time is of the essence with respect to the performance of every provision of this Sublease Agreement in which time of performance is a factor. This Sublease Agreement shall, subject to Section 15 hereof, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. Nothing in this Sublease Agreement is intended to confer personal liability upon the officers or shareholders of Tenant or Landlord. When a Party is required to do something by this Sublease Agreement, it shall do so at its sole cost and expense without right of reimbursement from the other Party unless specific provision is made therefor. All measurements of net lettable area shall be made from the outside faces of exterior walls and the centerline of joint partitions. Landlord makes no covenant or warranty as to the exact square footage of any area. Where a Party is obligated not to perform any act, such Party is also obligated to restrain any others within its control from performing said act, including agents, invitees, contractors, subcontractors and employees. Neither Party shall not become or be deemed a partner nor a joint venturer with the other Party by reason of the provisions of this Sublease Agreement. Any and all registration fees and out-of-pocket expenses in relation to this Sublease Agreement shall be borne equally by Tenant and Landlord.

17.12 Legal Fees. Landlord and Tenant shall each bear their respective legal costs and expenses incurred in connection with the preparation and execution of this Sublease Agreement.

17.13 Consents and Approvals. Wherever the consent or approval of HDB (or any relevant authority) is required for any matter, under this Sublease Agreement, and it is not specifically provided in this Agreement or the Head Lease that Tenant shall seek the prior consent or approval of HDB (or such relevant authority), Landlord shall obtain the necessary consent or approval of HDB (or such relevant authority) at its own cost and expense and shall keep Tenant promptly informed of its application for consent or approval of HDB and the outcome of such application.

17.14 Termination by Exercise of Right. If this Sublease Agreement is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Sublease Agreement, then this Sublease Agreement shall terminate thirty (30) days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Sublease Agreement creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Sublease Agreement except for those that have accrued prior to the date of termination or those obligations which this Sublease Agreement specifically provides are to survive termination. This Section 17.14 does not apply to a termination of this Sublease Agreement by Landlord as a result of a default by Tenant.

17.15 Governing Law. This Sublease Agreement shall be construed and enforced in accordance with the laws of Singapore. In relation to any legal action or proceeding arising out of or in connection with this Sublease Agreement (“Proceedings”), the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. Such submission shall not affect the right of any Party to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude any Party from taking Proceedings in any other jurisdiction.

17.16 Contracts (Rights of Third Parties Act (Cap. 53B). HDB shall be entitled to enforce its rights under Section 17.2. Save as aforesaid, a person who is not a Party to this Sublease Agreement has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce or enjoy the benefit of any term of this Sublease Agreement.

17.17 Entire Agreement. This Sublease Agreement, together with the APA and the LATA, constitutes the entire agreement between the Parties with respect to the subject matter hereof. Each Party acknowledges that, except as provided in the APA and the LATA, there are no binding agreements or representations between the Parties except as expressed or described herein or therein. No subsequent change or addition to this Sublease Agreement shall be binding unless in writing and signed by the Parties hereto.

17.18 Landlord’s Representations and Warranties.

17.18.1 Landlord hereby represents and warrants to Tenant as follows: (i) Landlord is a corporation duly organized and validly existing under the laws of Singapore and has full power and authority to own and let the Premises; (ii) Landlord has full corporate power and authority to execute and deliver this Sublease Agreement; (iii) the execution, delivery and performance by Landlord of this Sublease Agreement have been duly authorized by all corporate actions on the part of Landlord that are necessary to authorize the execution, delivery and performance by Landlord of this Sublease Agreement; and (iv) this Sublease Agreement has been duly executed and delivered by Landlord and, assuming due and valid authorization, execution and delivery hereof by Tenant, is a valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

17.18.2 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUBLEASE AGREEMENT, THE LATA, OR THE APA, NEITHER LANDLORD NOR ANY OTHER PERSON OR ENTITY ACTING ON BEHALF OF LANDLORD, MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. TO THE EXTENT ANY REPRESENTATION OR WARRANTIES HEREIN ARE INCONSISTENT WITH ANY REPRESENTATIONS OR WARRANTIES IN THE APA, THE APPLICABLE REPRESENTATIONS OR WARRANTIES IN THE APA SHALL CONTROL.

17.19 Tenant’s Representations and Warranties.

17.19.1 Tenant hereby represents and warrants to Landlord as follows: (i) Tenant is a corporation duly organized and validly existing under the laws of Singapore and has full power and authority to carry on its business as heretofore conducted; (ii) Tenant has full corporate power and authority to execute and deliver this Sublease Agreement; (iii) the execution, delivery and performance by Tenant of this Sublease Agreement have been duly authorized by all corporate actions on the part of Tenant that are necessary to authorize the execution, delivery and performance by Tenant of this Sublease Agreement; and (iv) this Sublease Agreement has been duly executed and delivered by Tenant and, assuming due and valid authorization, execution and delivery hereof by Landlord, is a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

17.19.2 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUBLEASE AGREEMENT, THE LATA, OR THE APA, NEITHER TENANT NOR ANY OTHER PERSON OR ENTITY ACTING ON BEHALF OF TENANT, MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE EXTENT ANY REPRESENTATION OR WARRANTIES HEREIN ARE INCONSISTENT

WITH ANY REPRESENTATIONS OR WARRANTIES IN THE APA, THE APPLICABLE REPRESENTATIONS OR WARRANTIES IN THE APA SHALL CONTROL.

17.20 Certain Taxes. If any stamp tax, goods and services tax, value added tax or any other like tax (collectively, “Tax”) is payable as a consequence of any supply made or deemed to be made or other matter or thing done under or in connection with this Sublease Agreement by any Party, it is the intent of the Parties that such Tax be borne equally by the Parties. In such event, the Party responsible under applicable law for the remittance of such Tax (the “Tax Payor”) shall timely remit to the relevant authority the full Tax amount then-owning. Upon presentation to the other Party (the “Tax Non-Payor”) of evidence of such Tax assessment and the corresponding remittance by the Tax Payor, the Tax Non-Payor shall promptly reimburse the Tax Payor for fifty percent (50%) of such Tax amount (but exclusive of any fine, penalty or interest paid or payable in connection therewith due to a default of the Tax Payor). The Parties agree to cooperate with each other in the provision of any information or preparation of any documentation that may be necessary or useful for obtaining any available mitigation, reduction, refund or exemption from Tax. The Tax Payor further covenants and agrees to use its reasonable efforts to obtain any available mitigation, reduction, refund or exemption from Tax and, upon receipt or recovery of any portion of the aforementioned Tax remittance, shall promptly pay to the Tax Non-Payor of fifty percent (50%) of such recovered amount. For the avoidance of doubt, the Parties agree that any sum payable or amount to be used in the calculation of a sum payable expressed elsewhere in this Agreement has been determined without regard to and does not include amounts to be added on under this clause on account of Tax.

17.21 Conditional Execution. Notwithstanding the execution of this Sublease Agreement by Landlord and Tenant, the Parties agree that the effectiveness of this Agreement is conditional upon the occurrence of the Closing pursuant to the LATA. Upon satisfaction of the foregoing condition, this Sublease Agreement shall become operative. Prior to the Closing, Tenant shall have no obligations hereunder and the APA shall control the rights and obligations of the Parties with respect to the Premises.

17.22 Rules of Interpretation.

17.22.1 Whenever the words “include”, “includes” or “including” are used in this Sublease Agreement they shall be deemed to be followed by the words “without limitation.”

17.22.2 The words “hereof’, “hereto”, herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Sublease Agreement as a whole and not to any particular provision of this Sublease Agreement, and article, section, paragraph and exhibit references are to the articles, sections, paragraphs and exhibits of this Sublease Agreement unless otherwise specified.

17.22.3 The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

17.22.4 A reference to any Party to this Sublease Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

17.22.5 A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

17.22.6 The Parties have participated jointly in the negotiation and drafting of this Sublease Agreement. In the event an ambiguity or question of intent or interpretation arises, this Sublease Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Sublease Agreement.

17.22.7 Headings are for convenience only and do not affect the interpretation of the provisions of this Sublease Agreement.

17.22.8 Any Exhibits attached hereto are incorporated herein by reference and shall be considered as part of this Sublease Agreement.

17.22.9 The language in all parts of this Sublease Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.

17.22.10 If any term, condition, stipulation, provision, covenant or undertaking of this Sublease Agreement is or may become under any written Law, or is found by any court or administrative body of competent jurisdiction to be, illegal, void, invalid, prohibited or unenforceable then: (i) such term, condition, stipulation, provision, covenant or undertaking shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability; (ii) the remaining terms, conditions, stipulations, provisions, covenants or undertaking of this Sublease Agreement shall remain in full force and effect; and (iii) the Parties shall use their respective best endeavors to negotiate and agree a substitute term, condition, stipulation, provision, covenant or undertaking which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking.

17.23 Quiet Enjoyment. Landlord shall ensure that Tenant has the right to quietly enjoy the Premises and the rights granted under this Agreement, without hindrance, molestation or interruption during the Sublease Term, subject to the terms and conditions of this Sublease Agreement.

17.24 Landlord Insolvency. In the event that Landlord becomes insolvent or is being wound-up or under receivership, it is the intention of the Parties that the receiver or the liquidator shall manage Landlord’s property subject to this Agreement.

17.25 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission which includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease Agreement with the intent to be legally bound thereby, to be effective as of the Effective Date.

“Landlord”		“Tenant”

AGILENT TEOLOGIES SINGAPORE PTE LTD, a Singapore company		AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD., a company organized under the laws of Singapore

By:	/s/ Gooi Soon Chai	By:	/s/ Kenneth Y. Hao
Name:	GOOI SOON CHAI	Name:	Kenneth Y. Hao
Title:	PRESIDENT OF AGILENT	Title:	Director
MALAYSIA & SINGAPORE

SIGNATURE PAGE — SUBLEASE AGREEMENT (YISHUN, SINGAPORE)

EXHIBIT A-l

SITE MAP

Exhibit A1 : Site Map - Demised Premises for AVAGO Technologies

Building	Storey	Units	Area (sm)	Area (sf)	Sub total(sf)
2	Basement	Area A	97	1044.11	1044.11
1	1st storey	Area A	1,200	12,916.80
1	1st storey	Area B	34	365.98
1	1st storey	Area C	191	2,055.92
1	1st storey	Area E	5,564	59,890.90
1	1st storey	Area F	1,125	12,109.50
1	1st storey	Area G	160	1,722.24
1	1st storey	Area H	96	1,033.34
1	1st storey	Area M	71	764.24
2	1st storey	Area I	1,266	13,627.22
2	1st storey	Area K1	148	1,593.07
2	1st storey	Area K2	76	818.06
2	1st storey	Area K3	185	1,991.34
2	1st storey	Area K4	27	290.63
2	1st storey	Area K5	11	118.40
2	1st storey	Area K6	136	1,463.90
2	1st storey	Area L	54	581.26	111,342.82
1	2nd Storey	Area A	1,384	14,897.38
1	2nd Storey	Area B	34	365.98
1	2nd Storey	Area C	71	764.24
1	2nd Storey	Area E	5,379	57,899.56
2	2nd Storey	Area H	1,363	14,671.33	88,598.48
1	3rd Storey	Area A	1,471	15,833.84
1	3rd Storey	Area B	49	527.44
2	3rd Storey	Area C	1,273	13,702.57
2	3rd Storey	Area D	248	2,669.47	32,733.32
		Total	21,713	233,718.73

1 sm = 10.764

BUILDING (1)
AREA A
1200 sq m
AREA M
71 sq m
AREA B
34 sq m
AREA C
191 sq m
AREA D
996 sq m
AREA E
5584 sq m
AREA F
1125 sq m
AREA G
AREA H
96 sq m
BUILDING (2)
AREA I
1288 sq m
AREA J
42 sq m
AREA K
AREA L
54 sq m
1st STOREY

1st STOREY
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	1st	Area A	1200
2	1st	Area B	34
3	1st	Area C	191
4	1st	Area D	996
5	1st	Area E	5584
6	1st	Area F	1125
7	1st	Area G	190
8	1st	Area H	96
9	1st	Area M	71
Total			9437

1st STOREY
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	1st	Area I	1288
2	1st	Area J	42
3	1st	Area K	1052
4	1st	Area L	54
Total			2424

Item	Storey	Units	Area in sq m
1	1st	K1	148
2	1st	K2	78
3	1st	K3	183
4	1st	K4	27
5	1st	K5	11
6	1st	K6	136
Total			583

TANG TUCK KIM
REGISTERED SURVEYOR
Professional Land Surveyor
Land & Strata Title, Engineering &
Topographical Surveys
Fax: 6888-8377

4/10/05

TANG TUCK KIM
B.Surv. (Hons), F.S.I.S.V., M.I.S. (Aust), M.I.S. (S)

PROJECT TITLE:

NLA COMPUTATION OF THE EXISTING AREA / FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

Drawing Title / Description	Scale	Date	Surveyed	Rev.	Drawn
1st STOREY	1:1000			1	

DRAWING NO: TTK2351/05/5948/1st

BUILDING (1)
AREA A
1364 sq m
AREA B
34 sq m
AREA C
71 sq m
AREA D
1192 sq m
AREA E
5379 sq m
AREA F
1588 sq m
AREA G
77 sq m
BUILDING (2)
AREA H
1363 sq m
AREA I
45 sq m

2nd STOREY

2nd STOREY
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	2nd	Area A	1364
2	2nd	Area B	34
3	2nd	Area C	71
4	2nd	Area D	1192
5	2nd	Area E	5379
6	2nd	Area F	1588
7	2nd	Area G	77
	Total		9725

2nd STOREY
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	2nd	Area H	1363
2	2nd	Area I	46
	Total		1409

TANG TUCK KIM
REGISTERED SURVEYOR
Professional Land Surveyor
Land & Strata Title, Engineering &
Topographical Surveys
121 Middle Road #04-06
Midlink Plaza, Singapore 188973
Tel: 6339 [illegible] Fax: 6338 8377

TANG TUCK KIM
B.Surv. (Hons) Cert. F.S.I.S.V., M.I.S. (Aust), M.I.S. (S)

PROJECT TITLE:

NLA COMPUTATION OF THE EXISTING OFFICE / FACTORY
BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD
AT 1 YISHUN AVENUE 7
SINGAPORE 768923

Drawing title / Description	Scale	Date	Surveyed	Rev	Drawn
2nd STOREY	1:1000	[illegible]	[illegible]	1	[illegible]

DRAWING NO: 1TK2351/99/5848/2nd

3rd STOREY
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	3rd	Area A	1471
2	3rd	Area B	49
		Total	1520

3rd STOREY
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	3rd	Area C	1273
2	3rd	Area D	248
		Total	1521

BUILDING (1)
AREA A
1471 sq m
AREA B
49 sq m
BUILDING (2)
AREA C
1273 sq m
AREA D
248 sq m

3rd STOREY

TANG TUCK KIM
REGISTERED SURVEYOR
Professional Land Surveyor
Land & Strata Title, Engineering &
Topographical Surveys
Tel: 6338 [illegible] Fax: 6338 6077

4/10/05

TANG TUCK KIM

PROJECT TITLE:

NLA COMPUTATION OF THE EXISTING OFFICE / FACTORY
BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD
AT 1 YISHUN AVENUE 7
SINGAPORE 768923

Drawing Title / Description	Scale	Date	Surveyed	Rev.	Drawn
3rd STOREY	[illegible]	[illegible]	[illegible]	1	[illegible]

DRAWING NO. TTK2351/05/5948/3rd

BUILDING (1)
BUILDING (2)
Area A
97 sq m

BASEMENT 1

BASEMENT 1
N.L.A. FOR BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	Basement 1	Area A	97

N.L.A. OF BLDG. (1)

Storey	NLA (SQ M)
1st	9437
2nd	8725
3rd	1520
Grand Total	20,682

N.L.A. OF BLDG. (2)

Storey	NLA (SQ M)
Basement 1	97
1st	2424
2nd	1408
3rd	1521
Grand Total	5451

TANG TUCK KIM
REGISTERED SURVEYOR
Professional Land Surveyor
Land & Strata Title, Engineering &
Topographical Surveys
[illegible] Middle Road #04-[illegible]
Midlink Plaza, Singapore 188979
Tel: [illegible] Fax: 6338 8877

4/10/05

Tang Tuck Kim
B.Surv. [illegible] F.S.I.S.V., M.I.S. (Aust), M.I.S. (M)

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE / FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

Drawing Title / Description	Scale	Date	Surveyed	Rev.	Drawn
BASEMENT 1	1:1000	13.09.05	HS	1	wp

DRAWING NO: TTK2301/05/5946/B1

EXHIBIT A-2

BUILDING MAP

Exhibit A2 : Building Plan - Surveyed Nett Lettable Area

Building	Storey	Units	Area (sm)	Area(sf)	Subtotal (sf)
1	Basement	Area A	23	247.57
1	Basement	Area B	23	247.57
2	Basement	Area A	97	1044.11
2	Basement	Area B	52	559.73
2	Basement	Area C	78	839.59	2938.57
1	1st storey	Area A	1,496	16,102.94
1	1st storey	Area B	6,560	70,611.84
1	1st storey	Area C	1,140	12,270.96
1	1st storey	Area D	160	1,722.24
1	1st storey	Area E	8	86.11
1	1st storey	Area F	19	204.52
2	1st storey	Area G	1,438	15,478.63
2	1st storey	Area H	57	613.55
2	1st storey	Area I	112	1,205.57
2	1st storey	Area J	132	1,420.85
2	1st storey	Area K	6,746	72,613.94
2	1st storey	Area L	1,236	13,304.30
2	1st storey	Area M	8	86.11
2	1st storey	Area N	3,041	32,733.32
2	1st storey	Area O	1,383	14,886.61
2	1st storey	Area P	96	1,033.34	254,374.85
1	2nd Storey	Area A	1,489	16,027.60
1	2nd Storey	Area B	6,571	70,730.24
1	2nd Storey	Area C	1,678	18,061.99
2	2nd Storey	Area D	1,455	15,661.62
2	2nd Storey	Area E	6,733	72,474.01
2	2nd Storey	Area F	1,842	19,827.29
2	2nd Storey	Area G	2,708	29,148.91
2	2nd Storey	Area H	46	495.14
2	2nd Storey	Area J	1,349	14,520.64	256,947.44
1	3rd Storey	Area A	1,520	16,361.28
2	3rd Storey	Area B	1,521	16,372.04
2	3rd Storey	Area C	1,795	19,321.38
2	3rd Storey	Area D	3,045	32,776.38	84,831.08
2	Roof	Area A	361	3,885.80
	Total		56,018	602,978

1 sm = 10.764

BASEMENT 1
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	Basement 1	Area A	23
2	Basement 1	Area B	23
Total			46

BASEMENT 1
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	Basement 1	Area A	97
2	Basement 1	Area B	52
3	Basement 1	Area C	78
Total			227

N.L.A. OF BLDG. (1)

Storey	NLA (SQ M)
Basement 1	46
1st	9363
2nd	9738
3rd	1520
Grand Total	20,667

N.L.A. OF BLDG. (2)

Storey	NLA (SQ M)
Basement 1	227
1st	12,770
2nd	12,784
3rd	6561
Roof	361
Grand Total	32,503

N.L.A. OF CANTEEN BLOCK

Storey	NLA (SQ M)
1st	1479
2nd	1349
Grand Total	2828

BUILDING (1)
BUILDING (2)
AREA A
AREA B
AREA C
AREA B
AREA A

Note:

Areas And Boundaries shown Are Compiled From Building Plans.

BASEMENT 1

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE/FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

Drawing No / Description	Scale	Date	Surveyed	Rev	Drawn	Checked
BASEMENT 1	[illegible]	[illegible]			[illegible]	

DRAWING NO: TTK2351/05/5946/B1A

BUILDING (1)
AREA A
AREA B
AREA C
AREA D
AREA E
AREA F
BUILDING (2)
AREA G
AREA H
AREA I
AREA J
AREA K
AREA L
AREA M
AREA N
CANTEEN BLOCK
AREA O
AREA P

Note:

Areas And Boundaries shown Are Compiled From Building Plans.

1st STOREY

1st STOREY
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	1st	Area A	1498
2	1st	Area B	6580
3	1st	Area C	1140
4	1st	Area D	160
5	1st	Area E	8
6	1st	Area F	19
Total			9383

1st STOREY
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	1st	Area G	1438
2	1st	Area H	57
3	1st	Area I	112
4	1st	Area J	132
5	1st	Area K	6748
6	1st	Area L	1238
7	1st	Area M	8
8	1st	Area N	3041
Total			12,778

1st STOREY
N.L.A. OF CANTEEN BLOCK

Item	Storey	Units	Area in sq m
1	1st	Area O	1383
2	1st	Area P	96
Total			1479

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE/FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

Drawing Title / Description	Scale	Date	Surveyed	Rev.	Drawn	Checked
1st STOREY	[illegible]	[illegible]			[illegible]	

DRAWING NO: TTK2351/05/5946/1stA

BUILDING (1)
AREA A
BUILDING (2)
AREA D
AREA H
AREA B
CANTEEN BLOCK
AREA E
AREA C
AREA J
AREA G
AREA F

Note:

Areas And Boundaries shown Are Compiled From Building Plans.

2nd STOREY

2nd STOREY N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	2nd	Area A	1489
2	2nd	Area B	6571
3	2nd	Area C	1678
	Total		9738

2nd STOREY N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	2nd	Area D	1455
2	2nd	Area E	6733
3	2nd	Area F	1842
4	2nd	Area G	2708
5	2nd	Area H	46
	Total		12,784

N.L.A. OF CANTEEN BLOCK

Item	Storey	Units	NLA (SQ M)
1	2nd	Area J	1349
	Total		1349

Item	Storey	Units	Area in sq m
1	2nd	J1	187
2	2nd	J2	148
3	2nd	J3	60
4	2nd	J4	313
5	2nd	J5	147
	Total		835

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE/FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

DRAWING NO. TTK2351/05/5946/2ndA

BUILDING (1)
AREA A
1520 sq m
UPPER PART OF MANUFACTURING
BUILDING (2)
AREA B
1521 sq m
UPPER PART OF MANUFACTURING
AREA C
1795 sq m
AREA D
3045 sq m
UPPER PART OF HIGH BAY STORAGE

3rd STOREY

Note:

Areas And Boundaries shown Are Compiled From Building Plans.

3rd STOREY
N.L.A. OF BLDG. (1)

Item	Storey	Units	NLA (SQ M)
1	3rd	Area A	1520
Total			1520

3rd STOREY
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	3rd	Area B	1521
2	3rd	Area C	1795
3	3rd	Area D	3045
Total			6361

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE/FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

DRAWING NO: TTK2351/05/5946/3rdA

BUILDING (1)
BUILDING (2)
AREA A
361 sq m
ROOF

ROOF
N.L.A. OF BLDG. (2)

Item	Storey	Units	NLA (SQ M)
1	Roof	Area A	361
Total			361

Note:

Areas And Boundaries shown Are Compiled From Building Plans.

PROJECT TITLE :

NLA COMPUTATION OF THE EXISTING OFFICE/FACTORY BUILDING FOR AGILENT TECHNOLOGIES (S) PTE LTD AT 1 YISHUN AVENUE 7 SINGAPORE 768923

DRAWING NO: TTK2351/05/5946/Roof

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Common Area and the Project. Capitalized terms have the same meaning as defined in the Sublease Agreement.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Premises or Project, except those of such color, size, style and in such places as are first approved in writing by Landlord. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Project except by Landlord’s maintenance personnel.

4. No directory listing tenants or employees shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Project without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Sublease Agreement.

6. Movement in or out of the Premises or the Project of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord’s prior approval (which approval shall not be unreasonably withheld or delayed) by providing a detailed listing of the activity. If approved by Landlord, the activity shall be performed under the supervision of Landlord or its agents and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other Party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

7. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises.

8. Corridor doors, when not in use, shall be kept closed.

9. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Premises or Project, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Premises or Project, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Premises or Project that might, in Landlord’s sole opinion, constitute a nuisance.

10. No animals, except those assisting handicapped persons, and no aquariums shall be brought into the Premises or the Project or kept in or about the Premises.

11. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Premises and/or the Project (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of Landlord’s employees, agents, contractors, successors or assigns, nor shall the Commencement Date of the Term be extended as a result of the above actions.

12. Tenant shall not operate in the Premises or in any other area of the Premises or the Project, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Premises and/or the Project.

13. Bicycles and other vehicles are not permitted inside the Premises or on the walkways outside the Premises (except in areas designated by Landlord).

14. Landlord shall from time to time adopt systems and procedures for the security and safety of the Premises, the Project, and their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

15. Landlord has designated the Premises and all other buildings located in the Project (including the Premises) as non-smoking areas. Smoking shall only be permitted in areas within the Common Area that are designated as smoking areas by Landlord.

16. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Premises and Project present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

17. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by Landlord or any other tenant of its premises or of the Common Area, any pedestrian use, or any use which is inconsistent with good business practice.

2

EXHIBIT C

SPECIFIC LANDLORD SERVICES

1.	Maintaining, repairing, renewing (and where appropriate) cleansing, repainting and redecorating, to such standard as the Landlord may from time to time consider adequate, of the following: (i) the structure, roof, foundations and walls of the Building; (ii) the pipes in under or upon the Building serving the same; and (iii) the Common Areas.

2.	Management, control and administration of the Building, including employing such staff as the Landlord may in its absolute discretion deem necessary for the performance of the duties and services in and about the Building including engineers, maintenance staff, reception staff and security staff and all other incidental expenditure in relation to such employment (including but without limiting the generality of such provision the payment of any statutory or other insurance, health, pension, welfare and other payments, contributions, taxes and premiums) and the provision of uniforms, working clothes, tools, appliances and other equipment and materials for the proper performance of their duties.

3.	Supplying, operating, periodically inspecting, servicing, repairing, amending or overhauling and maintaining all services provided by the Landlord for the Building including, without limitation, fire fighting, security and alarm systems, lifts, lift shafts, escalators, air-conditioning plant, stand-by generators, boilers, water tanks and plumbing apparatus, lightning conductor equipment, sprinkler system, electrical and mechanical equipment and other apparatus plant and machinery in the Premises and the Building and the maintenance, repair, renovation and amortization of the same and all other plant, machinery and equipment, parts, tools, required in connection with any of such services.

4.	Maintenance and cleaning of the Common Areas including, but without limiting the generality of the term, the exterior of the Building (including the exterior of all windows), the forecourts, entrances, landings, lifts, escalators, water-closets, washrooms and lavatories.

5.	Provision of lighting, power, air-conditioning and ventilation incurred in connection with the Common Areas.

6.	Supplying all toilet requisites in the water-closets, washrooms and lavatories of the Building.

7.	Furnishing (including, but not limited to replacement or renewal of carpets, ceilings, light fittings and furnishings) and improvements and decoration of the Common Areas to such standard as the Landlord may from time to time consider adequate.

8.	All costs and charges as the Landlord shall deem at its absolute discretion to be appropriate for supplying, providing, purchasing, maintaining, renewing, replacing, repairing and keeping in good and serviceable order and condition all fixtures and fittings, bins, chutes, containers, receptacles, tools, appliances, materials and other things which the Landlord may deem desirable or necessary for the maintenance, upkeep or cleanliness of the Common Areas.

9.	Supply of water and the collection and removal of all sewerage waste and refuse from the Building.

10.	Responsibility for any expense of repairing, maintaining and cleansing all ways, roads, pavements, pipes, party walls, party structures or other conveniences which may belong to or be used for the Building in common with other buildings near or adjoining thereto.

EXHIBIT D

HEAD LEASE AND RELATED DOCUMENTS

L	1	Ver 1

(For Official use

only)

THE LAND TITLES ACT

LEASE

DESCRIPTION OF LAND

CT		MK	TS	Lot No	Property Address
Vol	Fol
428	133	19	—	1935X	Whole

					1 Yishun Avenue 7 Singapore 768923

LESSOR

ID/Co regn.no: NA
Name:	HOUSING AND DEVELOPMENT BOARD

Address: (Within Singapore for service of Notice)	HDB Centre, 3451 Jalan Bukit Merah, Singapore 159459

(the registered proprietor) in consideration of the Lessee agreeing to pay to the Lessor the yearly rent in the manner and at the rate as hereinafter set out HEREBY LEASES the registered estate or interest in the land (hereinafter referred to as “the said land”) to:-

LESSEE

Co. Regn No:	198602431Z
Name:	COMPAQ ASIA PTE LTD

Place of Incorporation:	Singapore
Address: (Within Singapore for service of Notice)	1 Temasek Avenue # 27-01 Millenia Tower Singapore 039192

Stamp Duty Cert Attached

2

TERM OF LEASE:

as tenant for the unexpired portion of a term of twenty-nine (29) years commencing on the 1st day of December 1989 YIELDING AND PAYING therefor during the said term the rent in the manner and at the rate as hereinafter set out SUBJECT to the following prior encumbrances and the covenants and conditions hereinafter set out:

SUBJECT TO:

PRIOR ENCUMBRANCES:

NIL

AND the following:-

COVENANTS AND CONDITIONS

1. AND THE LESSEE for itself and its successors and assigns hereby covenants with the Lessor as follows:-

(1)	(a	)	To pay the yearly rent of Dollars Four Hundred and Fourteen Thousand Eight Hundred and Sixty-eight ($414,868.00) calculated at the rate of Dollars Twenty ($20.00) per square metre per annum from the 1st day of December 1989 which rate shall be subject to revision on the 1st day of December 1990, and thereafter annually on the 1st day of December of each succeeding year. The revision on the 1st day of December 1990 and each subsequent annual revision shall be subject to a rate based on the market rent on the date of such revision and determined in the manner following but so that the increase shall not exceed 7.6% of the yearly rent of each immediately preceding year PROVIDED THAT from the 1st day of January 1999 to the 30st day of November 2001, the Lessee shall pay yearly rent at the prevailing market rate as at 1st January 1999 And PROVIDED ALSO THAT the yearly rent payable from the 1st day of December 2001 and for each succeeding year thereafter shall be subject to revision and shall be a the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 5.5% of the yearly rent of each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive:

3

(b)

The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of December 1989 at the office of the Lessor or such other office as the Lessor may designate;

(2)	To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor;

(3)	At the termination of the said term or at the earlier determination thereof to yield up to the Lessor the said land together with all buildings, structures and fixtures therein in good and tenantable repair;

(4)	Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or takeover by another company, firm or body or party, without first obtaining the consent of the Lessor in writing, Section 17 of the Conveyancing Law of Property Act (Chapter 61) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the Lessor may in its entire and unfettered discretion deem fit to impose and shall include:-

(a)	full revision of the rental to the prevailing market rate from the date of assignment;

(b)	payment of such administration fee as determined by the Lessor;

(5)	Not to use or to permit or suffer the said land or the building thereon or any part of the said land and building thereof to be used otherwise than as a factory for the assembly of computer parts and boards subject to the approval of the Competent Authority appointed under Section 3 of the Planning Act;

(6)	Not to use the said land or any part thereof for any illegal or immoral purposes;

(7)	Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the building for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes;

(8)	Not without the consent in writing of the Lessor to affix or exhibit to erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding;

(9)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation

4

and use of the said land and to indemnify the Lessor against all proceedings claims costs and expenses which he may Incur or for which he may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents;

(10)	Not to effect a change of name without the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent;

(11)	Not to install and/or use any electrical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees and in connection therewith, to allow the Lessor or any authorised persons to inspect at all reasonable times, such installations, machines or apparatus in the said land to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such interference or disturbance to the Lessor’s satisfaction, if it is found by the Lessor or such authorised person that the Lessee’s electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance;

(12)	To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with Clause 1(11) above;

(13)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Lessor and other relevant Government authorities PROVIDED THAT in the event of any default by the Lessee under this covenant the Lessor may carry out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt;

(14)	To pay and to indemnify the Lessor against Goods and Services Tax or any other taxes levies charges whatsoever chargeable in respect of any yearly rent or any sums payable to the Lessor or any moneys received or receivable by the Lessor or any moneys paid or costs or expenses incurred by the Lessor or any other matters under or relating to these presents and the Lessee shall pay to the Lessor on demand a sum equivalent to the amount of such Goods and Services Tax or other taxes levies or charges.

(15)	To pay all charges of the Public Utilities Board and all other relevant competent authorities for the supply of water gas sanitation or electric light or power at any time hereafter during the said term charged or imposed by the Public Utilities Board and all other relevant competent authorities in respect of the said land and the buildings thereon.

5

2. To perform, observe and be bound by:

(1)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not expressly negatived or modified by this Instrument or the Memorandum of Lease hereinafter referred to); and

(2)	the covenants and conditions set forth in the Memorandum of Lease filed in the Singapore Land Registry and numbered as ML/24 all of which terms and conditions shall form part of this Instrument as if fully set out herein and shall apply hereto insofar as they are not expressly negatived or modified by this Instrument.

3. The Lessor further covenants with the Lessee that the Lessor shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twenty-seventh (27th) year of the said term grant to the Lessee a Lease of the said land for a further term of 30 years (hereinafter referred to as “the further term”) which shall commence from the data immediately following the expiration of the said term on the same terms and conditions and containing like covenants as are herein contained with the exception of the present covenant for renewal and such variations or modifications as shall be imposed by the Lessor PROVIDED THAT:-

(1)	There be no existing breach(es) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

(2)	The rental payable for the further term shall be as set out hereunder:-

(a)

The rent for the first year of the further term commencing on the 1st day of December 2018 shall be calculated at the rate based on the market rent of the said land at the commencement of the further term. Thereafter the yearly rent shall be subject to revision every year commencing on the 1st day of December 2019 to the rate based on the market rent of the said land on the date of each respective revision but so that the increase shall not exceed 5.5% of the yearly rent for year immediately preceding the date of revision.

(b)	The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive.

(c)

The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of December 2018 at the office of the Lessor or such other office as the Lessor may designate.

6

(d)	Any demise, transfer, assignment or parting of possession of the said land or any part thereof by the Lessee in whatsoever manner within 5 years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called “the additional fee”) which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided under Clause 1(4) herein contained. The value of the building shall be determined by the Lessor alone and the Lessor’s assessment shall be final and conclusive and not be subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any part thereof by the Lessee in whatsoever manner after the aforesaid 5 years period;

(e)	All costs expenses charges legal or otherwise including stamp duty and the Lessor’s legal costs of or connected with the preparation completion and registration of the Lease for the further term of 30 years shall be borne by the Lessee.

(3)	The interest chargeable shall be at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor.

4. PROVIDED ALWAYS THAT if the said rent hereby reserved or any part thereof shall be in arrears for the space of fourteen (14) days next after being payable (whether the same shall have been formally demanded or not) or if any covenant on the part of the Lessee hereinbefore contained shall not be performed or observed or if the Lessee or other person or persons in whom for the time being the term hereby created shall be vested shall become bankrupt or make an assignment for the benefit of its or their creditors or enter into an agreement or make any arrangement with its or their creditors for liquidation of its or their debts by composition or otherwise then and in any such case it shall be lawful for the Lessor to impose such penalties as it deems fit as well as to enter upon and take possession of the said land or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely cease and determine without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the Lessee’s covenants hereinbefore contained. PROVIDED ALWAYS THAT if the said land and the buildings thereon have been assigned by way of mortgage and there should be any breach of the Lessee’s covenants as aforesaid, the Lessor or the officer authorised as aforesaid shall not enter upon and take possession of the said land and buildings nor shall the term hereby created cease and determine until the Lessor has served upon the Mortgagee a notice in writing that such breach has occurred and the Mortgagee has failed to remedy such breach within one (1) calendar month from the date of service of such notice.

5. Clauses 1(iii), 1(vi), 1(vii)(a), 1(xiv) and Clause 3 of the said Memorandum of Lease ML/24 shall be deleted therefrom and shall not apply to this instrument.

7

6. The Lessee shall pay all costs and fees legal or otherwise including the Lessors’ costs as between solicitor and client in connection with the enforcement of the covenants and conditions of the Lease.

7. The Lessee shall pay all costs disbursements fees and charges legal or otherwise including stamp and/or registration fees in connection with the preparation of the Lease.

DATE OF LEASE 26 September 2000

EXECUTION BY LESSOR

The Common Seal of HOUSING	)
AND DEVELOPMENT BOARD	)
was hereunto affixed in the	)
presence of:-)

30/10/00

/s/ Mr Quek Sze Swee
MEMBER Mr Quek Sze Swee

/s/ Gomathei Muthusamy
OFFICER
GOMATHEI MUTHUSAMY

8

EXECUTION OF LESSEE

The Common Seal of COMPAQ ASIA PTE LTD was hereunto affixed in the presence of:	) ) ) )

/s/ Lee Khene Hock
DIRECTOR

/s/ Edmund Leow
SECRETARY

CERTIFICATE PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS

I, LYN WEE SOON LI, the Solicitor for the Lessee hereby certify that the place of Incorporation and registration number allocated by the Registry of Companies to the Lessee as above mentioned specified in the within instrument have been verified from the Certificate of Incorporation of the Lessee produced and shown to me and are found to be correct.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

9

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that according to the information supplied to me by the Chief Planner within the last 8 weeks, the within land is zoned “Light Industry” and the within land is for industrial use and the specific use approved is for light industrial factory with temporary permission for change of use of part of the factory area on the 2nd storey of the part 2/part 3-storey light industrial factory to ancillary office.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

CERTIFICATE OF CORRECTNESS

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Siti Zennifa Rahim
SITI ZENNIFA RAHIM
Solicitor for the Lessor

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the application.

THE LAND TITLES ACT	VL			Ver
		1	1

VARIATION OF LEASE

(A)	DESCRIPTION OF LAND:

CT (Sub)
Vol	Fol	MK	TS	Lot No	Property Address
568	33	19	—	1935X	Whole

					1 Yishun Avenue 7 Singapore 768923
(B) REGISTERED LEASE NO:		I/33183P
(C) LESSOR

ID/Co. regn no:

Name:	HOUSING AND DEVELOPMENT BOARD

Address:
(Within Singapore for service of Notice)	HDB Center, 3451 Jalan Bukit Merah, Singapore 159459
AND
(D) LESSEE

ID/Co. no:	199903281G

Name:	AGILENT TECHNOLOGIES SINGAPORE PTE LTD

Address:	9 Temasek Boulevard #09-03
(Within Singapore for service of Notice)	Suntec City Tower 2 Singapore 038989

2

HEREBY AGREE that the terms of the abovementioned Instrument of Lease shall be varied as follows:-

1.	To delete clause 1(5) of the Lease and substitute with the following:

“Not to use or to permit or suffer the said land or any building thereon or any part of the said land and building thereof to be used otherwise than for, manufacturing of semiconductor products and components as well as test and assembly of test and measurement instruments except with the consent in writing of the Lessor and subject to the approval of the competent authority appointed under Section 5 of the Planning Act (Cap. 232). The Lessee shall confine all activities within the boundary of the said land. For the avoidance of doubt, the Lessee shall not place any articles and goods on the common area outside the boundary of the said land.”

2.	To pay all costs disbursement fees and charges legal or otherwise including the Lessor’s cost in the preparation of this Variation of Lease and any future documents, deeds, supplementary or collateral or in any way relating to this Lease.

3.	Save as herein varied, the terms of the Lease shall be binding and in full force and effect in all respects.

(E)	DATE OF VARIATION OF LEASE: 15 January 2002

(F)	EXECUTION BY LESSOR

The Common Seal of	)
HOUSING	)
AND DEVELOPMENT	)
BOARD	)
was hereunto affixed in the presence of:

/s/ David Wong
MEMBER
Col(NS) David Wong

/s/ Gomathei Muthusamy
OFFICER
GOMATHEI MUTHUSAMY

3

(G)	EXECUTION BY LESSEE

The Common Seal of	)
AGILENT	)
TECHNOLOGIES	)
SINGAPORE	)
PTE LTD was hereunto affixed in the presence of:

/s/ [ILLEGIBLE]
DIRECTOR

/s/ [ILLEGIBLE]
SECRETARY

(H)	CERTIFICATE OF CORRECTNESS:

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1 April 2001.

/s/ TEM MUI KIM
TEM MUI KIM
NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1st April 2001.

/s/ Chai Elsa
Chai Elsa
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the Application

Our File Ref: TMK/qil/HDB-VL.2

1 Yishun Avenue 7, Singapore

Lessee: Agllent Technologies Singapore Pte Ltd

	L	1	Ver

THE LAND TITLES ACT	(For Official use only)

LEASE

DESCRIPTION OF LAND

CT Vol.	Fol.	MK	TS	Lot No.	Property Address Whole or part (If part lot, to state approved new lot / strata lot or to annex plan and give details)

428	132	19	-	1937	Whole.

					1 Yishun Avenue 7 Singapore 768923

LESSOR:

Name	HOUSING & DEVELOPMENT BOARD
Address: (within Singapore for service of Notice)	3451 Jalan Bukit Merah, HDB Centre. Singapore 159459

(the registered proprietor) HEREBY LEASES the registered estate or interest in the land above described (hereinafter referred to as “the said land”) to: -

LESSEE

Co regn. No:	198602431 Z
Name:	COMPAQ ASIA PTE. LIMITED
Place of Incorporation	Singapore
Address: (within Singapore for service of Notice)	A company incorporated in the Republic of Singapore and having its registered address at 1 Temasek Avenue #27-01 Millenia Tower Singapore 039192.

*to hold as

Manner of Holding —

To complete where there are co-owners. To delete if not applicable

Stamp Duty Cert Attached

FOR TERM OF LEASE

as tenant for the term of thirty (30) years commencing from the 1st day of December 1988. YIELDING AND PAYING therefor the yearly rent of Dollars Six Hundred and Forty-Six Thousand One Hundred and Forty-Two and Cents Forty Only ($646,142.40) without deductions and in advance every quarterly without demand on 1st December 1988 and shall be at the rate of $18.00 per square metre per annum from the 1st day of December 1988 (hereinafter referred to as “the Initial Rent”) which rate shall be subject to revision on the 1st day of December 1989 to a rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed seven point six per cent (7.6%) of the Yearly Rent. The yearly rent so revised in 1989 shall be subject to revision every year from 1st day of December 1989 and shall be at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed seven point six per cent (7.6%) of the year rent for each immediate preceding year. Provided that:

(a)	the yearly rent payable from the 1st day of January 1999 to the 30th day of November 2001 shall be based on the market rent as at 1st January 1999;

(b)

the yearly rent payable from the 1st day of December 2001 and for each succeeding year thereafter shall be subject to revision and shall be at a rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed five point five per cent (5.5%) of the yearly rent for each immediately preceding year.

The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned and the decision of the Lessor shall be final.

SUBJECT TO:

PRIOR ENCUMBRANCES (to state ‘nil’ if there are none);

Nil

AND the following:-

COVENANTS AND CONDITIONS

(a)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not hereinafter expressly negatived or modified);

(b)	the covenants and conditions set forth in the Memorandum of Lease filed in the Registry of Titles as ML/24 (which Memorandum is hereinafter called “ML/24”) subject to the variations as provided below.

SPECIAL COVENANTS AND CONDITIONS

1.	The provisions of ML/24 shall apply hereto, subject to the variations thereof as provided in the following clauses, and in the application thereof to this Lease, each and every reference in ML/24 to the words or expressions set out in the first column below shall have the meanings set forth in the second column respectively.

Word/Expression		Meaning
“the Lease”	:	this Lease
“the Lessee”	:	the lessee as hereinbefore named.
“the Lessor”	:	the Lessor as hereinbefore named.
“the said land”	:	the land above described.
“the said term”	:	the term of tenancy as above recited.
2.	Clause 1 of ML/24 in its application to this Lease is hereby amended as follows:-
(a)	by deleting sub-clauses (vi), (vii) and (xiv) thereof and renumbering the remaining sub-clauses in their running order to sub-clauses (i) to (xi) (both inclusive):

(b)	by inserting the (following new sub-clauses thereto:-
(xii)	not to use or to permit or suffer the said land or any building thereon or any part of the said land and building thereon to be used otherwise than as a factory for the assembly of computer parts and boards subject to the approval of the competent authority appointed under the Planning Act.

(xiii)	Not to use the said land or building thereon or any part thereof for any illegal or immoral purpose and not to carry on or permit or suffer to be carried on in or upon the said land or any part of the building thereon any noxious noisy dangerous or offensive trade or business or manufacture whatsoever which may be or become a nuisance annoyance or inconvenience to the owners tenants or occupiers of premises neighbouring adjoining or adjacent or to the Lessor.

(xiv)	Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the buildings on the said land for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes.

(xv)	Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any building thereon or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or take-over by another company, firm or body or party, without first obtaining the consent of the Lessor in writing. Section 17 of the Conveyancing and Law of property Act (Chapter 61) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the lessor may in its entire and unfettered discretion deem fit to impose and shall include:-
(a)	full revision of the rental to the prevailing market rate from the date of assignment;

(b)	payment of such administrative fees as determined by the Lessor.
(xvi)	On or before the execution of this lease, the Lessee shall supply to the Lessor in writing a list of names of its existing shareholders and particulars of classes of shares held by each and every shareholder and the value thereof and such list shall be duly certified to be correct by a director of the Lessee.

(xvii)	Not without the consent in writing of the Lessor to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of any buildings on the said land or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding.

(xvii)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the said land and any buildings thereon and to indemnify the Lessor against all proceedings claims costs and expenses which It may incur or for which it may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents.

(xix)	Not to effect a change of name without prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent.

(xx)	Not to Install and/or use any electrical installations, machines or apparatus that may cause heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other lessees and in connection therewith, to allow the Lessor or any authorised persons to inspect at all reasonable times, such installations, machines or apparatus in the said land and any buildings thereon to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such Interference or disturbance to the Lessor’s satisfaction If it is found by the Lessor or such authorised person that the Lessee’s electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance.

(xxi)	To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with sub-clause (xx) above.

(xxii)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land and any buildings thereon to the requirements and satisfaction of the Lessor and other relevant government authorities PROVIDED THAT in the event of any default by the Lessee under this covenant the Lessor may carry out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt.

(xxiii)	To pay interest at the rate of eight point five per cent (8.5%) per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under this Lease from the above due dates thereof until payment in full is received by the Lessor.

(xxiv)	At the termination of the said term or at the earlier determination thereof to yield up to the lessor the said land together with all buildings, structures and fixtures therein in good and tenantable repair.

3. Clause 2 of ML/24 in its application to this Lease is hereby amended by inserting the words “and buildings thereon” after the words “land” in line 4 and substituting the word “person” and “It: for the words “persons” and him” in lines 4 and 5 respectively.

4. Clause 3 of ML/24 in its application to this Lease is hereby amended by inserting after the word “Lessor” in line 8 thereof the words “to impose such penalties as it deems fit as well as for the Lessor” and by inserting the words “or buildings thereon” after the words “land” in line 9.

5. In addition to Clauses 2 and 3 of ML/24 the Lessor further covenants with the Lessee that he shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twenty-eight (28th) year of the said term grant to the Lessee a lease of the said land for a further term of 30 years (hereinafter referred to as “the further term”) which shall commence from the date immediately following the expiration of the said term on the same terms and conditions and containing like covenants as are herein contained with exception of the present covenant for renewal or such variations or modifications as shall be imposed by the Lessor PROVIDED that:-

(i)	there be no existing breach(es) or non observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed.

(ii)	the rental payable for the further term shall be as set out hereunder:-
(a)

The yearly rent for the further term commencing on the 1st day of December 2018 shall be at the rate based on the market rent at the commencement of the further term (hereinafter referred to as the Second Initial Rent”) which rate shall however be subject to a revision on the 1st day of December 2019 to a rate based on the market rent prevailing on the date of such revision determined in the manner following but so that the increase shall not exceed five point five per cent (5.5%) of the Second Initial Rent.

(b)

The yearly rent so revised shall be subject to revision on the 1st day of December annually thereafter and shall be at a rate based on the market rent prevailing on the date of such revision but so that the increase shall not exceed five point five per cent (5.5%) of the yearly rent for the immediately preceding year.

(c)	The market rent and the time of payment of the yearly rent shall be as aforesaid.

(d)	Any demise, transfer, assignment or parting of possession of the said land or any buildings thereon or any part thereof by the Lessee in whatsoever manner within 5 years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called “the additional fee”) which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided in Clause 1(xv) of ML/24. The value of the buildings shall be determined by the Lessor alone and the Lessor’s assessment shall be final and conclusive and not subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any buidings thereon or any part thereof by the Lessee in whatsoever manner after the aforesaid 5 year period.

(e)	All costs expenses charges legal or otherwise including stamp duty and the Lessor’s legal costs of or connected with the preparation completion and registration of the lease for the further term of 30 years shall be borne by the Lessee.
(iii)	The interest chargeable shall be at the rate of eight point five (8.5%) per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor.

6. All sums payable under this Lease are exclusive of Goods and Services Tax. The Lessee, shall pay and indemnify the Lessor against Goods and Services Tax chargeable in respect of any payment with this Lease or in respect of any payment made by the Lessor where the Lessee hereby agrees in this Lease to reimburse the Lessor for such payment

DATE OF LEASE: 26 September 2000

EXECUTION BY LESSOR

The Common Seal of the HOUSING	)
)
& DEVELOPMENT BOARD was	)
)
hereunto affixed in the	)
)
presence of:	)

/s/ Edmund Koh
MEMBER Mr. Edmund Koh
/s/Jacqueline Low Li Ling

OFFICER JACQUELINE LOW LI LING

EXECUTION BY LESSEE

The Common Seal of	)
)
COMPAQ ASIA PTE. LIMITED	)
)
Was hereunto affixed in the	)
)
presence of:-)

/s/ Lee Kheng Hock

Lee Kheng Hock
Director
/s/ Edmund Leow
EDMUND LEOW
Secretary

CERTIFICATES PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS:

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that the place of Incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me and are found to be correct.

Dated this 26th day of September 2000.

-s- LYN WEE SOON LI
LYN WEE SOON LI
Solicitor for the Lessee

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that according to the information supplied to me by the Chief Planner within the last 8 weeks, the within land is zoned “Light Industry” and the within land is for industrial use and the specific use approved is for light Industrial factory with temporary permission for change of use of part of the factory area on the 2nd storey of the part 2/part 3-storey light industrial factory to ancillary office.

Dated this 26th day of September 2000.

-s- LYN WEE SOON LI
LYN WEE SOON LI
Solicitor for the Lessee

CERTIFICATE OF CORRECTNESS

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

-s- TEO WEI LING RENEE
TEO WEI LING RENEE
Solicitor for the Lessor

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

-s- LYN WEE SOON LI
LYN WEE SOON LI
Solicitor for the Lessee

FOR OFFICE USE ONLY

M/S SHOOK LIN & BOK
ADVOCATES & SOLICITORS
1 ROBINSON ROAD
#18-00 AIA TOWER
SINGAPORE 048542

RT/TWL/955110/HDB
1 August, 2000/TWL
s:\1995\955110\955110.000721.draft lease.doc

L	1	Ver 1

THE LAND TITLES ACT

VARIATION OF LEASE

(A) DESCRIPTION OF LAND

CT (SUB)		MK	TS	Lot No	Property Address Whole or part lot (If part lot, to state appd new lot/strata lot or to annex plan and give details)

Vol	Fol

570	137	19	—	1937C	Whole.

					1 Yishun Avenue 7 Singapore 768923

(B) REGISTERED LEASE NO.:	1/31607P

(C) LESSOR

ID/Co reg no:	-

Name:	HOUSING AND DEVELOPMENT BOARD

Address: (within Singapore for service of Notice)	A body corporate incorporated under the Housing and Development Act and having its office at HDB Centre, 3451 Jalan Bukit Merah Singapore 159459 (hereinafter called “the Board”)
AND
(D) LESSEE

ID/Co. regn no.:	199903281G

Name:	AGILENT TECHNOLOGIES SINGAPORE PTE LTD

Address:
(within Singapore for service of Notice)	9 Temesek Bculevand #09-03 suntec City Tower 2 Singapore 038989

2

HEREBY AGREE that the terms of the abovementioned Instrument of Lease shall be varied as follows:-

(a)	Clause 1(xii) of ML/24 shall be deleted and substituted with the following:-
“(xii).	Not to use or permit or suffer the said land or any building thereon to be used otherwise than for their own occupation and for the Manufacturing of Semiconductor Products and Components as well as the Testing and Assembly of Test and Measurement Instruments. All activities shall be confined within the boundary of the said land and the Lessee shall not place any articles and goods on the common area outside the boundary of the said land.”
(b)	The Lessee shall pay all registration fees, stamp fees, legal costs and other charges legal or otherwise incurred in connection with the preparation and issue of this Variation of Lease.

(c)	Save as herein varied and amended the said Instrument of Lease shall in all other respects continue to be in full force and effect.

(E) DATE OF VARIATION OF LEASE : 15 January 2002

(F) EXECUTION BY BOARD

The Common Seal of the HOUSING	)
AND	)
)
DEVELOPMENT BOARD was	)
)
hereunto affixed in the presence of:

/s/ Mr Edmund Koh	/s/ Jacqueline Low Li Ling
MEMBER	OFFICER
Mr Edmund Koh	JACQUELINE LOW LI LING

(G) EXECUTION BY LESSEE

Signed by the abovenamed Lessee	)
)
AGILENT TECHNOLOGIES	)
SINGAPORE PTE LTD	)
)
in the presence of:-)

/s/ [ILLEGIBLE]
Director

/s/ [ILLEGIBLE]
Secretary

(J) CERTIFICATE OF CORRECTNESS

I, the Solicitor for the Board hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1st April 2001.

/s/ Leong Siew Fong Elaine
LEONG SIEW FONG ELAINE
NAME & SIGNATURE OF SOLICITOR FOR THE BOARD

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1st April 2001.

/s/ Chai Elsa
Chai Elsa
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

FOR OFFICE USE ONLY

M/S SHOOK LIN & BOK

ADVOCATES & SOLICITORS

1 ROBINSON ROAD

#18-00 AIA TOWER

SINGAPORE 048542

TWL/955110/HDB

TWL/\\sn1031\ey\1995\955110\955110.010503.variation of lease.doc

L	1Ver 1

(For Official use only)

THE LAND TITLES ACT

LEASE

DESCRIPTION OF LAND

CT		MK	TS	Lot No	Property Address
Vol	Fol
522	96	18	—	2134N	Whole
					1 Yishun Avenue 7
					Singapore 768923

LESSOR

ID/Co regn.no:	NA
Name:	HOUSING AND DEVELOPMENT BOARD

Address: (Within Singapore for service of Notice)	HDB Centre, 3451 Jalan Bukit Merah, Singapore 159459

(the registered proprietor) in consideration of the Lessee agreeing to pay to the Lessor the yearly rent in the manner and at the rate as hereinafter set out HEREBY LEASES the registered estate or Interest in the land (hereinafter referred to as “the said land”) to:-

LESSEE

Co. Regn No:	198602431Z

Name:	COMPAQ ASIA PTE LTD

Place of Incorporation:	Singapore
Address: (Within Singapore for service of Notice)	1 Temasek Avenue 127-01 Millenia Tower Singapore 039192

Stamp Duty Cert Attached

2

TERM OF LEASE:

as tenant for the unexpired portion of a term of twenty-two (22) years commencing on the 1st day of July 1996 YIELDING AND PAYING therefore during the said term the rent in the manner and at the rate as hereinafter set out SUBJECT to the following prior encumbrances and the covenants and conditions hereinafter set out:

SUBJECT TO:

PRIOR ENCUMBRANCES:

NIL

AND the following:-

COVENANTS AND CONDITIONS

1. AND THE LESSEE for itself and its successors and assigns hereby covenants with the Lessor as follows:-

(1)(a)	To pay the yearly rent of Dollars Four Thousand Three Hundred and Thirty ($4,330.00) calculated at the rate of Dollars Forty-four and Cents Fifty ($44.50) per square metre per annum from the 1st day of July 1996 which rate shall be subject to revision on the 1st day of Jury 1997, and thereafter annually on the 1st day of July of each succeeding year. The revision on the 1 st day of July 1997 and each subsequent annual revision shall be subject to a rate based on the market rent on the date of such revision and determined in the manner following but so that the increase shall not exceed 7.6% of the yearly rent of each immediately preceding year PROVIDED THAT from the 1st day of January 1999 to the 30th day of June 2001, the Lessee shall pay yearly rent at the prevailing market rate as at 1st January 1999 And PROVIDED ALSO THAT the yearly rent payable from the 1st day of July 2001 and for each succeeding year thereafter shall be subject to revision and shall be a the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 5.5% of the yearly rent of each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive. In the event the gross plot ratio of the buildings and structures on the said land is less than 1.0, the Lessor shall be entitled to

3

impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each Immediately preceding year;
(b)	The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of July 1996 at the office of the Lessor or such other office as the Lessor may designate:
(2)	To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor;

(3)	At the termination of the said term or at the earlier determination thereof to yield up to the Lessor the said land together with all buildings, structures and fixtures therein in good and tenantable repair.

(4)	Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or takeover by another company, firm or body or party, without first obtaining the consent of the Lessor in writing, Section 17 of the Conveyancing Law of Property Act (Chapter 61) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the Lessor may in its entire and unfettered discretion deem fit to impose and shall include:-
(a)	full revision of the rental to the prevailing market rate from the date of assignment;

(b)	payment of such administration fee as determined by the Lessor;
(5)	Not to use or to permit or suffer the said land or the building thereon or any part of the said land and building thereof to be used otherwise than as for part of driveway servicing Compaq’s factory for assembly of computer parts and boards, subject to the approval of the Competent Authority appointed under Section 3 of the Planning Act;

(6)	Not to use the said land or any part thereof for any illegal or immoral purposes;

(7)	Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the building for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes;

(8)	Not without the consent in writing of the Lessor to affix or exhibit to erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding;

4

(9)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the said land and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents;

(10)	Not to effect a change of name without the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent;

(11)	Not to install and/or use any electrical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees and in connection therewith, to allow the Lessor or any authorised persons to inspect at all reasonable times, such installations, machines or apparatus in the said land to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such interference or disturbance to the Lessor’s satisfaction, if it is found by the Lessor or such authorised person that the Lessee’s electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance;

(12)	To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with Clause 1(11) above;

(13)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Lessor and other relevant Government authorities PROVIDED THAT in the event of any default by the Lessee under this covenant the Lessor may carry out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt;

(14)	To pay and to indemnify the Lessor against Goods and Services Tax or any other taxes levies charges whatsoever chargeable in respect of any yearly rent or any sums payable to the Lessor or any moneys received or receivable by the Lessor or any moneys paid or costs or expenses incurred by the Lessor or any other matters under or relating to these presents and the Lessee shall pay to the Lessor on demand a sum equivalent to the amount of such Goods and Services Tax or other taxes levies or charges.

5

(15)	To pay all charges of the Public Utilities Board and all other relevant competent authorities for the supply of water gas sanitation or electric light or power at any time hereafter during the said term charged or imposed by the Public Utilities Board and all other relevant competent authorities in respect of the said land and the buildings thereon.
2.	The area of the said land (hereinafter referred to as “the said area”) shall be subject to Government survey or re-survey.

(1)	If upon final survey, the said area is found to differ from the final surveyed area within ± 1% of the said area, the final surveyed area will be adopted for the lease of the said land, but the rent shall not be adjusted. Any rental revision subsequent to the final survey shall be calculated based on the final surveyed area.

(2)	If the difference between the said area and the final surveyed area exceeds the ± 1% margin, the final surveyed area will be adopted for the lease of the said land and:
(a)	If the final surveyed area is greater than the said area, the Lessee shall at the request and absolute discretion of the Lessor pay to the Lessor additional rent for the additional area;

(b)	If the final surveyed area is less than the said area, the Lessor shall credit the excess rent paid by the Lessee to the account of the Lessee towards payment of the rent.
The additional rent payable or to be credited in either instance will be computed at the same rate as the rent payable under the terms of this Lease.
3.	To perform, observe and be bound by:

(1)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not expressly negatived or modified by this Instrument or the Memorandum of Lease hereinafter referred to); and

(2)	the covenants and conditions set forth in the Memorandum of Lease filed in the Singapore Land Registry and numbered as ML/24 all of which terms and conditions shall form part of this Instrument as if fully set out herein and shall apply hereto insofar as they are not expressly negatived or modified by this Instrument.

4. The Lessor further covenants with the Lessee that the Lessor shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twentieth (20th) year of the said term grant to the Lessee a Lease of the said land for a further term of 30 years (hereinafter referred to as “the further term”) which shall commence from the date immediately following the expiration of the said term on the same terms and conditions and containing like covenants as are herein contained with the exception of the present covenant forrenewal and such variations or modifications as shall be imposed by the Lessor PROVIDED THAT:-

6

(1)	There be no existing breach(es) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

(2)	The rental payable for the further term shall be as set out hereunder:-
(a)	The rent for the first year of the further term commencing on the 1st day of June 2018 shall be calculated at the rate based on the market rent of the said land at the commencement of the further term. Thereafter the yearly rent shall be subject to revision every year commencing on the 1st day of June 2019 to the rate based on the market rent of the said land on the data of each respective revision but so that the increase shall not exceed 5.5% of the yearly rent for the year immediately preceding the date of revision. In the event the gross plot ratio of the buildings and structures on the said land is less than 1.0, the Lessor shall be entitled to impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each immediately preceding year.

(b)	The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive.

(c)	The yearly rent aforesaid shall be paid quarterly in advances without deductions and without demand from the 1st day of June 2018 at the office of the Lessor or such other office as the Lessor may designate.

(d)	Any demise, transfer, assignment or parting of possession of the said land or any part thereof by the Lessee in whatsoever manner within 5 years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called “the additional fee”) which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided under Clause 1(4) herein contained. The value of the building shall be determined by the Lessor alone and the Lessor’s assessment shall be final and conclusive and not be subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any part thereof by the Lessee in whatsoever manner after the aforesaid 5 years period;

7

(e)	All costs expenses charges legal or otherwise including stamp duty and the Lessor’s legal costs of or connected with the preparation completion and registration of the Lease for the further term of 30 years shall be borne by the Lessee.
(3)	The interest chargeable shall be at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor.

5. PROVIDED ALWAYS THAT if the said rent hereby reserved or any part thereof shall be in arrears for the space of fourteen (1.4) days next after being payable (whether the same shall have been formally demanded or not) or if any covenant on the part of the Lessee hereinbefore contained shall not be performed or observed or if the Lessee or other person or persons in whom for the time being the term hereby created shall be vested shall become bankrupt or make an assignment for the benefit of its or their creditors or enter into an agreement or make any arrangement with its or their creditors for liquidation of its or their debts by composition or otherwise then and in any such case it shall be lawful for the Lessor to impose such penalties as it deems fit as well as to enter upon and take possession of the said land or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely cease and determine without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the Lessee’s covenants hereinbefore contained. PROVIDED ALWAYS THAT if the said land and the buildings thereon have been assigned by way of mortgage and there should be any breach of the Lessee’s covenants as aforesaid, the Lessor or the officer authorised as aforesaid shall not enter upon and take possession of the said land and buildings nor shall the term hereby created cease and determine until the Lessor has served upon the Mortgagee a notice in writing that such breach has occurred and the Mortgagee has failed to remedy such breach within one (1) calendar month from the date of service of such notice.

6. Clauses 1(iii), 1(vi), 1(vii)(a), 1(xiv) and Clause 3 of the said Memorandum of Lease ML/24 shall be deleted therefrom and shall not apply to this instrument.

7. The Lessee shall pay all costs and fees legal or otherwise including the Lessors’ costs as between solicitor and client in connection with the enforcement of the covenants and conditions of the Lease.

8. The Lessee shall pay all costs disbursements fees and charges legal or otherwise including stamp and/or registration fees in connection with the preparation of the Lease.

DATE OF LEASE 26 September 2000

8

EXECUTION BY LESSOR

The Common Seal of	)
HOUSING	)
AND DEVELOPMENT	)
BOARD	)
was hereunto affixed in the presence of:-

/s/ Quek Sze Swee
MEMBER Mr Quek Sze Swee

/s/ Hemani Weerasuriya
OFFICER HEMANI WEERASURIYA

EXECUTION OF LESSEE

The Common Seal of	)
COMPAQ ASIA PTE LTD	)
was hereunto affixed in the	)
presence of:	)

/s/ Lee Kheng Hock
DIRECTOR

/s/ Edmund Leow
SECRETARY

9

CERTIFICATES PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS:

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that the place of incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me end are found to be correct.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that according to the information supplied to me by the Chief Planner within the last 8 weeks, the within land is zoned “Light Industry” and the within land is for industrial use and the specific use approved is for light industrial factory with temporary permission for change of use of part of the factory area on the 2nd storey of the part 2/part 3-storey light industrial factory to ancillary office.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

CERTIFICATE OF CORRECTNESS

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Siti Zennifa Rahim
SITI ZENNIFA RAHIM
Solicitor for the Lessor

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the application.

THE LAND TITLES ACT

VL 1	Ver 1

VARIATION OF LEASE

(A) DESCRIPTION OF LAND:

CT (Sub)		MK	TS	Lot No	Property Address
Vol	Fol
570	138	19	—	2134N	Whole

					l Yishun Avenue 7 Singapore 768923

(B) REGISTERED LEASE NO:	I/33182P

(C) LESSOR

ID/Co. regn no:

Name:	HOUSING AND DEVELOPMENT BOARD

Address:
(Within Singapore for service of Notice)	HDB Centre, 3451 Jalan Bukit Merah, Singapore 159459

AND

(D) LESSEE

ID/Co, no:	199903281G

Name:	AGIUENT TECHNOLOGIES SINGAPORE PTE LTD

Address: (Within Singapore for service of Notice)	9 Temesek Boulevand #09-03 Suntec City Tower 2 Singapore 038989

HEREBY AGREE that the terms of the abovementioned Instrument of Lease shall be varied as follows:-

1.	To delete clause 1 (5) of the Lease and substitute with the following:

“Not to use or to permit or suffer the said land or any building thereon or any part of the said land and building thereof to be used otherwise than for manufacturing of semiconductor products and components as well as test and assembly of test and measurement instruments except with the consent in writing of the Lessor and subject to the approval of the competent authority appointed under Section 5 of the Planning Act (Cap. 232). The Lessee shall confine all activities within the boundary of the said land. For the avoidance of doubt, the Lessee shall not place any articles and goods on the common area outside the boundary of the said land.”

2.	To pay all costs disbursement fees and charges legal or otherwise including the Lessor’s cost in the preparation of this Variation of Lease and any future documents, deeds, supplementary or collateral or in any way relating to this Lease.

3.	Save as herein varied, the terms of the Lease shall be binding and in full force and effect in all respects.

(E) DATE OF VARIATION OF LEASE: 15 January 2002

(F) EXECUTION BY LESSOR

The Common Seal of	)
HOUSING	)
AND DEVELOPMENT	)
BOARD	)
was hereunto affixed in the presence of:

/s/ David Wong
MEMBER
Col(NS) David Wong

/s/ Hemani Weerasuriya
OFFICER
HEMANI WEERASURIYA

(G) EXECUTION BY LESSEE

The Common Seal of AGILENT	)
TECHNOLOGIES SINGAPORE	)
PTE LTD was hereunto	)
affixed in the presence of:	)

/s/ILLEGIBLE
DIRECTOR

/s/ ILLEGIBLE
SECRETARY

(H) CERTIFICATE OF CORRECTNESS:

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1 April 2001.

TEH MUI KIM
/s/ Teh Mui Kim
NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have’a Practising Certificate issued on 1st April 2001.

CHAI ELSA
/s/ Chai Elsa
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the application.

L	1Ver 1

(For Official use only)

THE LAND TITLES ACT

LEASE

DESCRIPTION OF LAND

CT		MK	TS	Lot No	Property Address
Vol	Fol
437	144	19	—	1975P	Whole
					1 Yishun Avenue 7
					Singapore 768923

LESSOR

ID/Co regn.no:	NA
Name:	HOUSING AND DEVELOPMENT BOARD

Address:	HDB Centre, 3451 Jalan Bukit Merah,
(Within Singapore for	Singapore 159459
service of Notice)

(the registered proprietor) in consideration of the Lessee agreeing to pay to the Lessor the yearly rent in the manner and at the rate as hereinafter set out HEREBY LEASES the registered estate or interest in the land (hereinafter referred to as “the said land”) to:-

LESSEE

Co. Regn No:	1986024312

Name:	COMPAQ ASIA PTE LTD

Place of incorporation:	Singapore
Address:	1 Temasek Avenue #27-01
(Within Singapore for	Millenia Tower
service of Notice)	Singapore 039192

Stamp Duty Cert Attached

2

TERM OF LEASE:

as tenant for the unexpired portion of a term of twenty-four (24) years commencing on the 1st day of June 1994 YIELDING AND PAYING therefore during the said term the rent in the manner and at the rate as hereinafter set out SUBJECT to .the following prior encumbrances and the covenants and conditions hereinafter set out:

SUBJECT TO:

PRIOR ENCUMBRANCES:

NIL

AND the following:-

COVENANTS AND CONDITIONS

1. AND THE LESSEE for itself and its successors and assigns hereby covenants with the Lessor as follows:-

(1)	(a)	To pay the yearly rent of Dollars One Hundred and Fourteen Thousand Seven Hundred and Twenty-two ($114.722.00) calculated at the rate of Dollars Thirty-seven and Cents Sixty ($37.60) per square metre per annum from the 1st day of June 1994 which rate shall be subject to revision on the 1st day of June 1995, and thereafter annually on the 1st day of June of each succeeding year. The revision on the 1st day of June 1995 and each subsequent annual revision shall be subject to a rate based on the market rent on the date of such revision and determined in the manner following but so that the increase shall not exceed 7.6% of the yearly rent of each immediately preceding year PROVIDED THAT from the 1st day of January 1999 to the 31st day of May 2001, the Lessee shall pay yearly rent at the prevailing market rate as at 1st January 1899 And PROVIDED ALSO THAT the yearly rent payable from the 1st day of June 2001 and for each succeeding year thereafter shall be subject to revision and shall be a the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 5.5% of the yearly rent of each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive. In the event the gross plot ratio of the buildings and structures on the said land

3

is less than 1.0, the Lessor shall be entitled to impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each immediately preceding year;

(b)

The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of June 1994 at the office of the Lessor or such other office as the Lessor may designate;

(2)	To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding Sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor;

(3)	At the termination of the said term or at the earlier determination thereof to yield up to the Lessor the said land together with all buildings, structures and fixtures therein in good and tenantable repair; .

(4)	Not to demise, transfer, assign, mortgage, let, sublet, underlet, license or part with the possession of the said land or any part thereof in whatsoever manner and not to effect any form of reconstruction howsoever brought about including any form of amalgamation or merger with or takeover by another company, firm or body or party, without first obtaining the consent of the Lessor in writing, Section 17 of the Conveyancing Law of Property Act (Chapter 61) shall not apply. Any consent, if granted by the Lessor shall be given on such terms and conditions as the Lessor may in its entire and unfettered discretion deem fit to impose and shall include:-
(a)	full revision of the rental to the prevailing market rate from the date of assignment;

(b)	payment of such administration fee as determined by the Lessor;
(5)	Not to use or to permit or suffer the said land or the building thereon or any part of the said land and building thereof to be used otherwise than as for the assembly of computer parts subject to the approval of the Competent Authority appointed under Section 3 of the Planning Act;

(6)	Not to use the said land or any part thereof for any illegal or immoral purposes;

(7)	Not to erect permit or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or at any part of the building for the purpose of discharging smoke gas fume or any other substance connected directly or indirectly with the manufacturing processes;

(8)	Not without the consent in writing of the Lessor to affix or exhibit to erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding;

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(9)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the said land and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee its servants contractors or agents;

(10)	Not to effect a change of name without the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent;

(11)	Not to install and/or use any electrical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees and in connection therewith, to allow the Lessor or any authorised persons to inspect at all reasonable times, such installations, machines or apparatus in the said land to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such interference or disturbance to the Lessor’s satisfaction, if it is found by the Lessor or such authorised person that the Lessee’s electrical installations, machines or apparatus is causing or contributing to the said interference or disturbance;

(12)	To indemnify the Lessor against any claims, proceedings, action, losses, penalties, damages, expenses, costs, demands which may arise in connection with Clause 1(11) above;

(13)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the said land to the requirements and satisfaction of the Lessor and other relevant Government authorities PROVIDED THAT in the event of any default by the Lessee under this covenant the Lessor may carry out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall be recoverable forthwith from the Lessee as a debt;

(14)	To pay and to indemnify the Lessor against Goods and Services Tax or any other taxes levies charges whatsoever chargeable in respect of any yearly rent or any sums payable to the Lessor or any moneys received or receivable by the Lessor or any moneys paid or costs or expenses incurred by the Lessor or any other matters under or relating to these presents and the Lessee shall pay to the Lessor on demand a sum equivalent to the amount of such Goods and Services Tax or other taxes levies or charges;

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(15)	To pay all charges of the Public Utilities Board and all other relevant competent authorities for the supply of water gas sanitation or electric light or power at any time hereafter during the said term charged or imposed by the Pubic Utilities Board and all other relevant competent authorities in respect of the said land and the buildings thereon.
2.	The area of the said land (hereinafter referred to as “the said area”) shall be subject to Government survey or re-survey.

(1)	if upon final survey, the said area is found to differ from the final surveyed area within ± 1% of the said area, the final surveyed area will be adopted for the lease of the said land, but the rent shall not be adjusted. Any rental revision subsequent to the final survey shall be calculated based on the final surveyed area.

(2)	if the difference between the said area and the final surveyed area exceeds the ±1% margin, the final surveyed area will be adopted for the lease of the said land and:
(a)	if the final surveyed area is greater than the said area, the Lessee shall at the request and absolute discretion of the Lessor pay to the Lessor additional rent for the additional area;

(b)	if the final surveyed area is less than the said area, the Lessor shall credit the excess rent paid by the Lessee to the account of the Lessee towards payment of the rent.

The additional rent payable or to be credited in either instance will be computed at the same rate as the rent payable under the terms of this Lease.

3.	To perform, observe and be bound by:

(1)	the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not expressly negatived or modified by this instrument or the Memorandum of Lease hereinafter referred to); and

(2)	the covenants and conditions set forth in the Memorandum of Lease filed in the Singapore Land Registry and numbered as ML/24 all of which terms and conditions shall form part of this instrument as if fully set out herein and shall apply hereto insofar as they are not expressly negatived or modified by this Instrument.

4. The Lessor further covenants with the Lessee that the Lessor shall at the written request of the Lessee made not less than twelve (12) months before the expiry of the said term but not earlier than the twenty-second (22nd year of the said term grant to the Lessee a Lease of the said land for a further term of 30 years (hereinafter referred to as “the further term”) which shall commence from the date immediately following the expiration of the said term on the same terms and conditions and containing like covenants as are herein contained with the exception of the present covenant for renewal and such variations or modifications as shall be imposed by the Lessor PROVIDED THAT:-

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(1)	There be no existing breach(es) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

(2)	The rental payable for the further term shall be as set out hereunder:-
(a)

The rent for the first year of the further term commencing on the 1st day of June 2018 shall be calculated at the rate based on the market rent of the said land at the commencement of the further term. Thereafter the yearly rent shall be subject to revision every year commencing on the 1st day of June 2019 to the rate based on the market rent of the said land on the date of each respective revision but so that the increase shall not exceed 5.5% of the yearly rent for the year immediately preceding the date of revision. In the event the gross plot ratio of the buildings and structures on the said land is less than 1.0, the Lessor shall be entitled to impose and the Lessee shall pay the Lessor additional yearly rent amounting to 10% of the yearly rent hereby reserved as aforesaid, which additional yearly rent is not however to be taken into account as part of the yearly rent, so that the increase in yearly rent shall not exceed 5.5% of the yearly rent (excluding additional yearly rent) for each immediately preceding year.

(b)	The market rent in this context shall mean the rent per square metre per annum of the said land excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned herein (and payable retrospectively with effect from the dates mentioned herein if determined after the dates mentioned herein) and the determination of the Lessor as to the market rent shall be final and conclusive.

(c)

The yearly rent aforesaid shall be paid quarterly in advance without deductions and without demand from the 1st day of June 2018 at the office of the Lessor or such other office as the Lessor may designate.

(d)	Any demise, transfer, assignment or parting of possession of the said land or any part thereof by the Lessee in whatsoever manner within 5 years of the commencement of the further term will be approved by the Lessor only upon payment by the Lessee of a fee (hereinafter called “the additional fee”) which shall be equivalent to the value of the buildings and there shall also be a full revision of the rental to the prevailing market rate from the date of assignment and payment of such administrative fee as determined by the Lessor as provided under Clause 1(4) herein contained. The value of the building shall be determined by the Lessor alone and the Lessor’s assessment shall be final and conclusive and not be subject or open to review by the Lessee. PROVIDED THAT the Lessee shall not be required to pay the additional fee for any demise, transfer, assignment or parting with possession of the said land or any part thereof by the Lessee in whatsoever manner after the aforesaid 5 years period;

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(e)	All costs expenses charges legal or otherwise including stamp duty and the Lessor’s legal costs of or connected with the preparation completion and registration of the Lease for the further term of 30 years shall be borne by the Lessee.
(3)	The interest chargeable shall be at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under the Lease from the due dates thereof until payment in full is received by the Lessor.

5. PROVIDED ALWAYS THAT if the said rent hereby reserved or any part thereof shall be in arrears for the space of fourteen (14) days next after being payable (whether the same shall have been formally demanded or not) or if any covenant on the part of the Lessee hereinbefore contained shall not be performed or observed or if the Lessee or other person or persons in whom for the time being the term hereby created shall be vested shall become bankrupt or make an assignment for the benefit of its or their creditors or enter into an agreement or make any arrangement with its or their creditors for liquidation of its or their debts by composition or otherwise then and in any such case it shall be lawful for the Lessor to impose such penalties as it deems fit as well as to enter upon and take possession of the said land or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely cease and determine without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the Lessee’s covenants hereinbefore contained. PROVIDED ALWAYS THAT if the said land and the buildings thereon have been assigned by way of mortgage and there should be any breach of the Lessee’s covenants as aforesaid, the Lessor or the officer authorised as aforesaid shall not enter upon and take possession of the said land and buildings nor shall the term hereby created cease and determine until the Lessor has served upon the Mortgagee a notice in writing that such breach has occurred and the Mortgagee has failed to remedy such breach within one (1) calendar month from the date of service of such notice.

6. Clauses 1(iii), 1(vi), 1(vii)(a), 1(xiv) and Clause 3 of the said Memorandum of Lease ML/24 shall be deleted therefrom and shall not apply to this instrument.

7. The Lessee shall pay all costs and fees legal or otherwise including the Lessors’ costs as between solicitor and client in connection with the enforcement of the covenants and conditions of the Lease.

8. The Lessee shall pay all costs disbursements fees and charges legal or otherwise including stamp and/or registration fees in connection with the preparation of the Lease.

DATE OF LEASE 26 September 2000

8

EXECUTION BY LESSOR

The Common Seal of HOUSING	)
AND DEVELOPMENT BOARD	)
was hereunto affixed in the	)
presence of:-)

/s/ Quek Sze Swee
MEMBER Mr Quek Sze Swee

/s/ JACQUELINE LOW LI LING
30/10/2000	OFFICER JACQUELINE LOW LI LING

EXECUTION OF LESSEE

The Common Seal of	)
COMPAQ ASIA PTE LTD	)
was hereunto affixed in the	)
presence of:	)

/s/ Lee Kheng Hock
DIRECTOR

/s/ EDMUND LEOW
SECRETARY

9

CERTIFICATES PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS:

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that the place of incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me and are found to be correct.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

I, LYN WEE SOON LI, the solicitor for the Lessee hereby certify that according to the information supplied to me by the Chief Planner within the last 8 weeks, the within land is zoned “Light Industry” and the within land is for industrial use and the specific use approved is for light industrial factory with temporary permission for change of use of part of the factory area on the 2nd storey of the part 2/part 3-storey light industrial factory to ancillary office.

Dated this 26th day of September 2000.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

CERTIFICATE OF CORRECTNESS

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Siti Zennifa Rahim
Solicitor for the Lessor

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.

/s/ Lyn Wee Soon Li
LYN WEE SOON LI
Solicitor for the Lessee

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the application.

THE LAND TITLES ACT	VL	1	Ver
1

VARIATION OF LEASE

(A) DESCRIPTION OF LAND:

CT (Sub)
Vol	Fol	MK	TS	Lot No	Property Address
568	35	19	—	1975P	Whole

					1 Yishun Avenue 7 Singapore 768923

(B)	REGISTERED LEASE NO:	I/33160P
(C)	LESSOR

ID/Co. regn no:	-

Name:	HOUSING AND DEVELOPMENT BOARD

Address:
(Within Singapore for service of Notice) AND	HDB Centre, 3451 Jalan Bukit Merah, Singapore 159459

(D)	LESSEE

ID/Co. no:	19990328IG

Name:	AGILENT TECHNOLOGIES SINGAPORE PTE LTD

Address:
(Within Singapore for service of Notice)	9 Tenseek Boulevand #09-03 Sontec City Tower 2 Singapore 038969

2

HEREBY AGREE that the terms of the abovementioned Instrument of Lease shall be varied as follows:-

1.	To delete clause 1(5) of the Lease and substitute with the following:

“Not to use or to permit or suffer the said land or any building thereon or any part of the said land and building thereof to be used otherwise than for manufacturing of semiconductor products and components as well as test and assembly of test and measurement instruments except with the consent in writing of the Lessor and subject to the approval of the competent authority appointed under Section 5 of the Planning Act (Cap. 232). The Lessee shall confine all activities within the boundary of the said land. For the avoidance of doubt, the Lessee shall not place any articles and goods on the common area outside the boundary of the said land.”

2.	To pay all costs disbursement fees and charges legal or otherwise including the Lessor’s cost in the preparation of this Variation of Lease and any future documents, deeds, supplementary or collateral or in any way relating to this Lease.

3.	Save as herein varied, the terms of the Lease shall be binding and in full force and effect in all respects.

(E)	DATE OF VARIATION OF LEASE: 15 January 2002

(F)	EXECUTION BY LESSOR

The Common Seal of HOUSING	)
AND DEVELOPMENT BOARD	)
was hereunto affixed in the	)
presence of:	)

/s/ Mr Edmund Koh
MEMBER Mr Edmund Koh

/s/ Jacqueline Low Li Ling
OFFICER JACQUELINE LOW LI LING

3

(G)	EXECUTION BY LESSEE

The Common Seal of AGILENT	)
TECHNOLOGIES SINGAPORE	)
PTE LTD was hereunto	)
affixed in the presence of:	)

/s/ [ILLEGIBLE]
DIRECTOR

/s/ [ILLEGIBLE]
SECRETARY

(H)	CERTIFICATE OF CORRECTNESS:

I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act. and that I have a Practising Certificate issued on 1 April 2001.

/s/ Teh Mui Kim
TEH MUI KIM
NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR

I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I have a Practising Certificate issued on 1st April 2001.

/s/ Chai Elsa
CHAI ELSA
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

FOR OFFICIAL USE ONLY

Note: This portion shall be printed or typed on the reverse side of the last page of the application.